                                                                     Exhibit 4.1





================================================================================



                          MASTER BUSINESS RECEIVABLES
                   ASSET-BACKED FINANCING FACILITY AGREEMENT


                                  by and among


                        ADVANTA BUSINESS SERVICES CORP.,

                                as the Servicer,


                     ADVANTA LEASING RECEIVABLES CORP. III,

                            as the Obligors' Agent,


                                      and


                           THE CHASE MANHATTAN BANK,

                                   as Trustee



                            Dated as of May 1, 1997



================================================================================

                               TABLE OF CONTENTS


                                                                                                                              Page
                                                                                                                              ----
ARTICLE I              DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

         Section 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Section 1.02. Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         Section 1.03. Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         Section 1.04. Alternate Payment and Notice Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 1.05. Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 1.06. Effect of Headings and Table of Contents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 1.07. Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 1.08. Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         Section 1.09. Allocation of Series to Groups   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         Section 1.10  Status of Obligors' Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

ARTICLE II             REPRESENTATIONS, WARRANTIES AND OVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

         Section 2.01. Representations, Warranties and Covenants of Obligors  . . . . . . . . . . . . . . . . . . . . . . .    22
         Section 2.02. Representations, Warranties and Covenants of Servicer  . . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE III            PLEDGING THE TRUST ESTATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

         Section 3.01. Series Trust Estates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Section 3.02. Preservation of Series Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Section 3.03. Waiver of Stay or Extension Laws; Marshalling of Assets  . . . . . . . . . . . . . . . . . . . . . .    28
         Section 3.04. Noninterference, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 3.05. Obligor Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 3.06. Limited Recourse to Obligors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Section 3.07. Authorization of Actions to be Taken by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 3.08. Termination of Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 3.09. Filing; Maintenance of Contract Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 3.10. Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

ARTICLE IV             NOTE FORMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

         Section 4.01. Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         Section 4.02. Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Section 4.03. Securities Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

ARTICLE V              THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

         Section 5.01. Amount Limited; Issuable in Series   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Section 5.02. Execution, Authentication, Delivery and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Section 5.03. Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         Section 5.04. Registration, Registration of Transfer and Exchange, Transfer Restrictions   . . . . . . . . . . . .    34
         Section 5.05. Mutilated, Destroyed, Lost and Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Section 5.06. Final Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         Section 5.07. Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Section 5.08. Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         Section 5.09. Book-Entry Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         Section 5.10. Notices to Clearing Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
         Section 5.11. Definitive Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39

ARTICLE VI             ADMINISTRATION AND SERVICING OF THE TRUST ESTATE . . . . . . . . . . . . . . . . . . . . . . . . . .    40

         Section 6.01. Retention of Servicer; Responsibilities of Servicer  . . . . . . . . . . . . . . . . . . . . . . . .    40
         Section 6.02. Standard of Care   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 6.03. Credit and Collection Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 6.04. Maintenance of Interest in the Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Section 6.05. Servicing Compensation; Payment of Certain Expenses by Servicer  . . . . . . . . . . . . . . . . . .    42
         Section 6.06. Servicer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         Section 6.07. Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         Section 6.08. Financial Statements and Independent Accountant's Servicing Certificate Review   . . . . . . . . . .    43
         Section 6.09. Access to Certain Documentation and Information Regarding the Pledged Property   . . . . . . . . . .    44
         Section 6.10. Other Necessary Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         Section 6.11. Release of Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         Section 6.12. Removal Related to Upgrades or Trade-Ins, Delinquent Contracts and Ineligibility   . . . . . . . . .    46
         Section 6.13. Notification to Noteholders of Defaults and Events of Default  . . . . . . . . . . . . . . . . . . .    47
         Section 6.14. Security Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Section 6.15. Removal of Nonconforming Pledged Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

ARTICLE VII            ACCOUNTS AND ALLOCATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

         Section 7.01. Establishment of the Master Facility Account; Establishment of the Advance Payment Account   . . . .    48
         Section 7.02. Collections and Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

                                                                                                                              Page
                                                                                                                              ----
         Section 7.03. Investment of Funds in the Master Facility Account and the Advance Payment Account   . . . . . . . .    49

ARTICLE VIII           THE SERVICER AND THE OBLIGORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50

         Section 8.01. Liability of Servicer; Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         Section 8.02. Merger, Consolidation, or Assumption of the Obligations of Servicer  . . . . . . . . . . . . . . . .    51
         Section 8.03. Limitation on Liability of Servicer and Others   . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         Section 8.04. Servicer Not to Resign   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         Section 8.05. Reserved   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         Section 8.06. Indemnities of the Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         Section 8.07. Limitation on Liability of the Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53

ARTICLE IX             SERVICER TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53

         Section 9.01. Events of Servicer Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         Section 9.02. Trustee to Act; Appointment of Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         Section 9.03. Notification to Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         Section 9.04. Waiver of Past Events of Servicer Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         Section 9.05. Effects of Termination of Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

ARTICLE X              EVENTS OF DEFAULT AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57

         Section 10.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         Section 10.02.  Collection of Indebtedness and Suits for Enforcement by Trustee; Authority of Controlling Party  .    57
         Section 10.03.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
         Section 10.04.  Unconditional Right of Holders to Receive Principal and Interest . . . . . . . . . . . . . . . . .    60
         Section 10.05.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
         Section 10.06.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Section 10.07.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Section 10.08.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Section 10.09.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Section 10.10.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
         Section 10.11.  Action on Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62

ARTICLE XI             THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63

         Section 11.01.  Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
         Section 11.02.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
         Section 11.03.  Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65





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
                                                                                                                              Page
                                                                                                                              ----
         Section 11.04.  Not Responsible for Recitals or Issuance of Notes  . . . . . . . . . . . . . . . . . . . . . . . .    66
         Section 11.05.  May Hold Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
         Section 11.06.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
         Section 11.07.  Disqualification; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
         Section 11.08.  Corporate Trustee Required; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
         Section 11.09.  Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . .    67
         Section 11.10.  Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
         Section 11.11.  Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . . . . . . . . . .    69
         Section 11.12.  Preferential Collection of Claims Against Obligors . . . . . . . . . . . . . . . . . . . . . . . .    69
         Section 11.13.  Appointment of Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
         Section 11.14.  Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
         Section 11.15.  Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .    72

ARTICLE XII            HOLDERS' LISTS AND REPORTS BY TRUSTEE AND OBLIGORS' AGENT  . . . . . . . . . . . . . . . . . . . . .    73

         Section 12.01.  Obligors' Agent to Furnish Trustee Names and Addresses of Holders  . . . . . . . . . . . . . . . .    73
         Section 12.02.  Preservation of Information; Communications to Holders . . . . . . . . . . . . . . . . . . . . . .    74
         Section 12.03.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
         Section 12.04.  Reports by Obligors' Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75

ARTICLE XIII           MASTER AGREEMENT SUPPLEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76

         Section 13.01.  Supplements Affecting All Series, or the Master Agreement Generally  . . . . . . . . . . . . . . .    76
         Section 13.02.  Supplements Authorizing a Series of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
         Section 13.03.  Execution of Master Agreement Supplements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
         Section 13.04.  Effect of Master Agreement Supplements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
         Section 13.05.  Reference in Notes to Master Agreement Supplements . . . . . . . . . . . . . . . . . . . . . . . .    79

ARTICLE XIV            COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80

         Section 14.01.  Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
         Section 14.02.  Maintenance of Non-U.S. Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
         Section 14.03.  Consolidation, Merger, Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
         Section 14.04.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82
         Section 14.05.  Performance of Obligations; Servicing of each Series Trust Estate  . . . . . . . . . . . . . . . .    83
         Section 14.06.  Money for Note Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
         Section 14.07.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85





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
                                                                                                                              Page
                                                                                                                              ----
         Section 14.08.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         Section 14.09.  Amendment of Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         Section 14.10.  Rule 144A Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 14.11.  Further Instruments and Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 14.12.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 14.13.  Income Tax Characterization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

ARTICLE XV             MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

         Section 15.01.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 15.02.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         Section 15.03.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         Section 15.04.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         Section 15.05.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         Section 15.06.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         Section 15.07.  Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         Section 15.08.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         Section 15.09.  Nonpetition Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88



Exhibit A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Pledge Notice

                 This MASTER BUSINESS RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT, dated as of May 1, 1997, with respect to the Advanta Leasing Receivables Master Facility, by and among Advanta Business Services Corp., a Delaware corporation, as Servicer, Advanta Leasing Receivables Corp. III, a Nevada corporation, as the Obligors' Agent, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

                                  WITNESSETH:

                 In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                      (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                      (ii) all other terms used herein which are defined in the Trust Master Agreement Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

                      (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

                      (iv) the words "therein," "hereof" and "hereunder" and other words of similar import refer to this Master Agreement as a whole and not to any particular Article, Section or other subdivision, "or" is not exclusive and "including" means including without limitation.

                Act. When used with respect to any Holder, has the meaning specified in Section 1.02.

                 Actuarial Method. The method of allocating a Scheduled Payment with respect to any Contract between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of (a) the Payment Interval Adjusted Applicable Discount Rate with respect to such Contract multiplied by (b) the applicable Contract Principal Balance (before giving effect to such principal payment).

                 Advance Payment. Means, with respect to any Contract, any Scheduled Payment or a portion thereof made by or on behalf of a User which does not become due until a subsequent Collection Period. Advance Payments shall be applied as "Collections" with respect to the Collection Period(s) to which such Advance Payment relates.

                 Advance Payment Account. Has the meaning ascribed in Section 7.01(c).

                 Adverse Claim. Means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                 Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Agreement or Master Agreement. This Master Business Receivables Asset-Backed Financing Facility Agreement, as the same may be amended, restated or otherwise modified from time to time.

                 Applicable Discount Rate. With respect to any Contract shall have the meaning set forth in the related Series Supplement.

                 Authenticating Agent. Means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

                 Authorized Officer. Means, with respect to any Obligor or the Obligors' Agent, any President, Vice President or Director of Securitization of such Obligor or of the Obligors' Agent.

                 Bearer Notes.  Shall have the meaning specified in Section
4.01.

                 Book-Entry Notes. Shall mean Notes registered in the name of a Clearing Agency or its nominee as described in Section 5.09.

                 Booked Residual. Means, with respect to any Contract on any date of determination, the residual value of the Equipment subject to such Contract, as reflected in Advanta Business Services Corp.'s servicing system.

                 Broker. The Person (including any broker, vendor or other Person, but excluding the Contributor) that originally leases an item of Equipment to a User pursuant to a Contract between the Contributor and the User of such Equipment, or any Person from whom the Contributor purchased a Contract in respect of which the Contributor is not a party.

                 Broker Agreement. Any agreement between the Contributor and a Broker pursuant to which the Contributor has acquired Contracts.

                 Business Day. Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Philadelphia, Pennsylvania, Voorhees, New Jersey or Reno, Nevada are authorized or obligated by law, executive order or governmental decree to be closed.

                 Calculation Date. The last day of a Collection Period. Amounts calculated from Calculation Date balances shall be calculated from such balances as of the close of business on the Calculation Date.

                 CEDEL. Shall mean Centrale de Livraison de Valeurs Mobilieres S.A.

                 Charged-Off Contract. Means a Contract (i) all or any portion of which has been or should have been, in accordance with the Credit and Collection Policy, written off the related Obligor's books as uncollectible, or
(ii) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.

                 Class. With respect to any Series, all the Notes of such Series having the same specified payment terms and priorities in payment.

                 Clearing Agency. Shall mean The Depository Trust Company, or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                 Clearing Agency Participant. Shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                 Code. Means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                 Collection Period. With respect to any Settlement Date, the immediately preceding calendar month; provided, that if, with respect to any Contract, the Cut-Off Date applicable thereto is a day other than the first day of a calendar month, then the initial Collection Period with respect to such Contract shall be the period commencing on such Cut-Off Date and ending at the end of the calendar month in which such Cut-Off Date occurs.

                 Collections. With respect to a Series Trust Estate and any Collection Period, all cash collections and other cash proceeds of the Contracts and the Related Security, including without limitation, Scheduled Payments, Prepayments, Offset Amounts, Residual Receipts, Prepayment Amounts, Recoveries, Investment Earnings, and Insurance Proceeds received by the Servicer, the Trustee, the Contributor or the Obligors, in each case, during such Collection Period (or, if the related Cut-Off Date is later than the first day of such Collection Period, from such Cut-Off Date through the end of such Collection Period); provided, that "Collections" shall not include (i) Advance Payments until (and only to the extent that) such amounts are required to be deposited in the applicable Series Account for distribution to the related Noteholders in accordance with Section 7.02(a), and (ii) Servicing Charges; and provided, further, that any amounts paid under any Series Support in reduction of the principal amount of any Note, any interest thereon or any other amount in connection therewith shall not constitute Collections.

                 Commission. Means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at anytime after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 Companion Series. Shall mean (i) each Series which has been paired with one or more other Series (which Series may be prefunded or partially prefunded), such that the reduction of the Outstanding Amount of such Series results in the increase of the Outstanding Amount of such other Series, as described in the related Series Supplements, and (ii) such other Series.

                 Computer Tape. Collectively, the computer tapes generated by the Contributor which provide information relating to the Contracts and which were, or will be, used by the Contributor in selecting the Contracts contributed to the Obligors pursuant to a Contribution Agreement Supplement.

                 Contract. Each of the agreements conveyed by the Contributor to an Obligor pursuant to the Contribution Agreement and subsequently pledged by such Obligor to the Trustee pursuant hereto, including, as applicable, schedules, supplements and amendments thereto, pursuant to which the applicable originator thereof leases specified Equipment to, or makes loans to, a User and which are identified on the List of Contracts delivered on the related Pledge Date.

                 Contract Balance Remaining. Means, with respect to any Contract, as of any date, the aggregate (un-discounted) amount of all unpaid Scheduled Payments due under such Contract.

                 Contract File. With respect to each Contract, the following documents:

                      (i) The executed original counterparts of the Contract that constitutes "chattel paper" for purposes of Sections 9-105(1)(b) and 9-305 of the UCC;

                     (ii)    A copy of any related Broker Agreement;

                    (iii) Copies of all documents (which may be in micro-fiche form or on the Servicer's computerized information system), if any, that the Contributor or the Servicer keeps on file for benefit of the Contributor in accordance with the Contributor's or Servicer's customary procedures indicating that the Equipment is owned by the Contributor and copies of any and all other material documents that the Contributor or the Servicer keeps on file for the benefit of the Contributor in accordance with the Contributor's or Servicer's customary procedures relating to any individual Contract, Broker, User or Equipment (including, without limitation, any documents providing or relating to any credit support of or for the User of such Contract); and

                     (iv) Copies (together with all amendments, assignments, and continuations thereof and including evidence of filing with the appropriate office) of all UCC financing statements filed with respect to the Contracts, identifying the User as debtor and the Contributor as secured party, if any.

                 Contract Principal. With respect to any Contract for any Collection Period, an amount equal to the excess of (i) the Scheduled Payment due on such Contract during such Collection Period over (ii) the product of (x) the Contract Principal Balance as of the opening of business on the first day of such Collection Period and (y) one-twelfth of the Applicable Discount Rate or Payment Interval Adjusted Discount Rate, as applicable.

                 Contract Principal Balance. As of any date in the case of a Contract, the present value of the Scheduled Payments to become due on and after the date of calculation (excluding all Scheduled Payments due on or prior to, but not received as of such date of calculation), discounted monthly at 1/12 of the Applicable Discount Rate.

                 Contribution Agreement. That certain Master Contribution Agreement dated as of May 1, 1997 by and between the Contributor and the Obligors' Agent.

                 Contribution Agreement Supplement. Means each Contribution Agreement Supplement executed and delivered pursuant to the Contribution Agreement.

                 Contributor. Advanta Business Services Corp., a Delaware corporation, in its capacity as the Contributor under the Contribution Agreement.


                 Corporate Trust Office. The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is specified in
Section 15.03 hereof.

                 Coupons.  Any interest or other coupons attached to a Note.

                 Credit and Collection Policy. The credit and collection policies and practices of the Contributor, as the same may be modified from time to time in accordance with the terms of this Agreement.

                 Crossover Amounts. Any amounts designated as "Crossover Amounts" in a Series Supplement.

                 Cut-Off Date. With respect to any Contract, the "Cut-Off Date" as set forth in the related Pledge Notice.

                 Default. Means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                 Definitive Notes. Has the meaning specified in Section 5.09 hereof.

                 Delinquent Contract. A Contract as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

                 Depositaries. Shall mean the Person(s), if any, specified in the applicable Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agencies.

                 Depository Agreement. Shall mean, if applicable with respect to any Series or Tranche, the agreement among the Obligors' Agent, the Trustee and a Clearing Agency, or as otherwise provided in the related Series Supplement.

                 Determination Date. With respect to a Collection Period, the date which is the tenth day of the calendar month immediately succeeding the month in which such Collection Period ends, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than three Business Days prior to the Settlement Date relating to such Collection Period.

                 Dollars or $.  The lawful money of the United States.

                 Eligible Investments.  Any of the following:

                 (a) marketable obligations of the United States of America which are backed by the full faith and credit of the United States of America;

                 (b) marketable obligations directly and fully guaranteed by the full faith and credit of the United States of America;

                 (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated "A-1" by S&P and "P-1" by Moody's;

                 (d) repurchase obligations for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

                 (e) commercial paper rated at least "A-1" by S&P and "P-1" by Moody's;

                 (f) freely redeemable shares in money market funds (including funds for which the Trustee, any Noteholder or any affiliates of either of the foregoing may act as sponsor or advisor or for which any of the foregoing Persons may receive fee income) which invest solely in obligations, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (a) through (e), bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper set forth in such clauses, which money market funds are rated at least "AAm" or "AAm-g" by S&P and "Aa1" by Moody's; and

                 (g) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least "A-1" by S&P and "P-1" by Moody's.

                 Notwithstanding anything set forth in clauses (a)-(g) above, any Eligible Investment must mature no later than the Business Day prior to the next Settlement Date.

                 Eligible Contract. With respect to any Series, as defined in the related Series Supplement.

                 Equipment. The equipment leased to a User pursuant to any Contract.

                 Euroclear Operator. Shall mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                 Event of Default.  Has the meaning specified in Section 10.01.

                 Event of Servicer Termination.  An Event described in Section
9.01 hereof.
                 Exchange Act. Means the Securities Exchange Act of 1934, as amended.

                 Final Date. With respect to any Series, the date on which all amounts due to the related Series Secured Parties have been indefeasibly paid in full.

                 Foreign Clearing Agency. Shall mean CEDEL and the Euroclear Operator.

                 Governmental Authority. The United States of America, any State or other political subdivision of either of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 Group. Shall mean, with respect to any Series, the group of Series, if any, in which the related Series Supplement specifies such Series is to be included.

                 Holder or Noteholder. Shall mean, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                 Increased Servicer Fee. Shall have the meaning ascribed to such term in Section 9.02 hereof.

                 Increased Servicer Fee Differential. Shall have the meaning ascribed to such term in Section 9.02 hereof.

                 Indebtedness.  Means, with respect to any Person at any time,
(a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations and accrued expenses incurred in the ordinary course of business); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities, including obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss;
(f) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (b) obligations of such Person under any interest rate or currency exchange agreement.

                 Indemnified Amounts. Has the meaning set forth in Section 8.01(b) hereof.

                 Indemnified Party. Has the meaning set forth in Section 8.01(b) hereof.

                 Independent Accountant. A firm of nationally recognized independent certified public accountants with respect to Advanta Leasing Holding Corp., Advanta Corp. and/or the Servicer (if other than Advanta Business Services Corp.), as applicable, within the meaning of the Securities Act.

                 Initial Unpaid Amounts. Shall mean with respect to a Contract, the excess of the aggregate amount of all Scheduled Payments due prior to the related Cut-Off Date over the aggregate of all Scheduled Payments made prior to the related Cut-Off Date with respect to such Contract or Loan.

                 Insolvency Event. Means, with respect to a specified Person, either of the following events:

                      (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of such Person's assets in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of such Person's assets, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                      (ii) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person for any substantial part of such Person's assets, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                 Insurance Policy. With respect to an item of Equipment and the related Contract, any insurance policy or similar agreement required to be maintained by the User pursuant to such Contract that covers physical damage to the Equipment (including policies procured by the Contributor or the Servicer on behalf of the User) or covering any liabilities arising from the Equipment or the use thereof by the User.

                 Insurance Proceeds. With respect to an item of Equipment and the related Contract, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and the related Contract.

                 Investment Earnings. Any income earned from the investment of funds from time to time on deposit in the Master Facility Account, the Advance Payment Account or any Series Account in accordance with Section 7.03 and the Series Supplements, net of any investment expenses and losses on any such investments.

                 Lien. Any security interest, mortgage, deed of trust, lien (statutory or otherwise), charge, pledge, equity, hypothecation, assignment, deposit arrangement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

                 List of Contracts. With respect to any specified group of Contracts, a printed or electronic list of such Contracts, certified by an Authorized Officer or the Obligors' Agent. Each List of Contracts shall include for each Contract listed thereon (a) a number identifying such Contract, (b) the Contract Principal Balance, (c) the User, (d) the State in which the User's billing address is located, (e) the scheduled maturity date of the Contract, (f) the Scheduled Payment amount for such Contract, (g) the stated amount of the Booked Residual, if any, on such Contract, and (h) the Applicable Discount Rate or the Payment Interval Adjusted Applicable Discount Rate, if applicable.

                 Majority Control Parties. Shall mean those Series Controlling Parties for the outstanding Series, the Outstanding Amounts of which represent, in the aggregate, 66-2/3% or more of the aggregate Outstanding Amounts for all outstanding Series.

                 Master Facility Account.  Shall have the meaning ascribed in
Section 7.01(a).

                 Maturity Date. When used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether on the final scheduled Settlement Date or by declaration of acceleration, prepayment or otherwise.

                 Moody's.  Moody's Investors Service, Inc.

                 Municipal Contract. Means a Contract of Equipment under which the User is a state or local government or government agency.

                 Non-Monthly Payment Contracts. Means any Contract that does not require the User to make monthly payments.

                 Note Register and Note Registrar. Have the respective meanings specified in Section 5.04.

                 Noteholders' Agent. Means any Person designated by one or more Noteholders to be their "agent".

                 Notes. Any Note authenticated and delivered under this Master Agreement.

                 Obligors. Means each Person designated as an "Obligor" in a Series Supplement with respect to the related Series of Notes, or any successor thereto.

                 Obligor's Agent.  Advanta Leasing Receivables Corp. III.

                 Obligors' Order or Obligors' Request. Means a written request or order signed by an Authorized Officer of the Obligors' Agent and delivered to the Trustee.

                 Officer's Certificate. Means a certificate signed by an Authorized Officer of an Obligor or the Obligors' Agent.

                 Offset Amount.  The meaning ascribed to such term in Section
6.14 hereof.

                 Opinion of Counsel. A written opinion of counsel, who may be counsel employed by the Servicer or other counsel, in each case acceptable to the named recipient thereof.

                 Organizational Documents. With respect to any Obligor, such Obligor's articles of incorporation, by-laws, partnership agreement, trust agreement, limited liability company agreement, or other charter-type governing instrument.

                 Original Issue Date. Means, for any Series, Class or Tranche of Notes, the date of original issue of such Series, Class or Tranche of Notes, as specified in the related Supplement.

                 Original Servicer Fee Rate. With respect to any Series, the rate at which the Servicing Fee is calculated, as specified on the related Series Supplement.

                 Outstanding. When used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Master Agreement except,

                       (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation; and

                      (ii) Notes for whose payment or prepayment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent for the Holders of such Notes; and

                    (iii) Lost, destroyed or stolen notes in lieu of which other Notes have been authenticated and delivered pursuant to Section
         5.05 hereof, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Obligors;

provided, however, that any Notes which have been paid with proceeds of the related Series Support shall continue to remain Outstanding for purposes of this Master Agreement until the related Series Support Provider has been paid as subrogee hereunder or reimbursed as evidenced by a written notice from the related Series Support Provider delivered to the Trustee, and the related Series Support Provider shall be deemed to be the Holder thereof to the extent of any payments thereon made by the related Series Support Provider; provided, further, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any related document, Notes owned by the Obligors or any other obligor upon the Notes, the Contributor or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not an Obligor, any other obligor upon the Notes, the Contributor or any Affiliate of any Obligor or of any of the foregoing Persons.

                 Outstanding Amount. Means, with respect to any Series the aggregate principal amount of all Notes of such Series which are Outstanding at the date of determination after giving effect to all distributions of principal on such date of determination.

                 Overdue Payment. Any Scheduled Payment due on a Contract and not received during the Collection Period in which such Scheduled Payment was due.

                 Paying Agent.  Means the Paying Agent appointed pursuant to
Section 11.14 hereof.

                 Payment Interval. With respect to any Contract, notwithstanding the number of actual periodic payments in any calendar year (without regard to the actual duration of such Contract or whether such payments are actually made with respect to such Contract), 12.

                 Payment Interval Adjusted Applicable Discount Rate. With respect to any Contract, shall mean the Applicable Discount Rate of such Contract multiplied by a fraction, the numerator of which is one and the denominator of which is the Payment Interval of such Contract.

                 Person. Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

                 Pledge. Means each Pledge by the related Series Obligors of all or any portion of the related Series Trust Estate to the Trustee for the benefit of the related Noteholders in accordance with Section 3.01 hereof.

                 Pledge Date. Means each Business Day on which a Pledge occurs.

                 Pledge Notice. A written notice pursuant to which the Obligors with respect to a Series Pledge property to the Trustee as part of the related Series Trust Estate. Each Pledge Notice shall be in substantially the form of Exhibit A hereto.

                 Pledged Property. With respect to any Series Trust Estate, the property described as Pledged Property in the related Series Supplement.

                 Predecessor Note. If any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 5.05 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                 Prepayment. With respect to a Collection Period and a Contract (except a Charged-Off Contract), the payment by the related User of all remaining Scheduled Payments due on such Contract, including, without limitation, by way of application of any Security Deposit for such Contract, so long as such amount is designated by the User as a prepayment and the Servicer has consented to such prepayment. Advance Payments and Residual Receipts are not "Prepayments."

                 Prepayment Amount. Means, with respect to any Contract: (a) the Contract Principal Balance of such Contract (without any deduction for any security deposit paid by the related User, unless such security deposit has been applied to the Contract Principal Balance pursuant to the Credit and Collection Policy and deposited into the Master Facility Account as a Collection) as of the date of reconveyance of such Contract to the related Obligor by the Trustee, plus (b) the product of (i) the Contract Principal Balance as of the date of reconveyance, and (ii) one-twelfth of the Applicable Discount Rate plus (c) the Booked Residual for such Contract.

                 Principal Terms. Shall mean, with respect to any Series, (i) the name or designation; (ii) the initial Outstanding Amount, the maximum Outstanding Amount (or method for calculating such amounts); (iii) the interest rate (or method for the determination thereof); (iv) the Settlement Date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Noteholders of such Series; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the method of calculating the Servicing Fee with respect thereto; (viii) the terms of any form of Series Support with respect thereto;
(ix) the Series Termination Date; (x) the number of Classes of Notes of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xi) whether the Notes of such Series may be issued as Bearer Certificates and any limitations imposed thereon; (xii) the priority of such Series with respect to any other Series; (xiii) the Group, if any, to which such Series belongs; (xiv) whether such Series is a Companion Series to one or more other Series; and (xv) any other terms of such Series.

                 Proceeding. Means any suit in equity, action at law or other judicial or administrative proceeding.

                 Property. Shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 Rating Agencies.  S&P and Moody's.

                 Record Date. Means, with respect to any Series, as specified in the related Series Supplement.

                 Records. Means, with respect to any Contract, all Contracts and other documents, books, records and other information (including, without limitation, Contract

Files, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Contract, any Related Security therefor and the related User.

                 Recoveries. Means all amounts received in respect of a Charged-Off Contract, including, without limitation, amounts received in connection with the sale or other disposition of the related Equipment, Insurance Proceeds with respect to the related Equipment, or any other payments made by or on behalf of the related User, including any amounts paid by the Contributor relating to a Security Deposit, net of costs of collection, in connection with such Charged-Off Contract.

                 Refinance Proceeds. Shall mean with respect to any Collection Period, (i) any proceeds of the issuance of a new series of notes or the issuance of certificates in connection with a securitization of leases and loans, remitted by the Series Obligors to the Trustee on the Settlement Date following such Collection Period for deposit into the related Series Account and application in accordance with the related Series Supplement, and (ii) any amounts remitted to the Trustee by the Series Obligors in accordance with the related Series Supplement for deposit into the related Series Account and application in accordance with the related Series Supplement.

                 Registered Holder. Means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

                 Registered Notes. Has the meaning set forth in Section 4.01 hereof.

                 Related Security. With respect to any Contract, all of Obligors's rights, title and interest in, to and under:

                      (i) the related Contribution Agreement Supplement (including, without limitation, all rights, remedies, powers and privileges thereunder), pursuant to which, among other things, the Contract, the Contract Files and the related Equipment have been contributed to such Obligors by the Contributor, and the Broker Agreements, if any, relating to such Contracts;

                      (ii) such Obligors's interest in the related Equipment, together with all security interests and/or liens and all property subject thereto from time to time securing or purporting to secure payment of such Contract, whether pursuant to such Contract or otherwise, together with all UCC Financing Statements covering any such property filed by or otherwise filed in favor of the Contributor and/or such Obligors (and, in the case of those UCC financing statements filed in favor of the Obligors, assigned to the Trustee);

                    (iii) all guarantees, letters of credit, indemnities, warranties, insurance policies (including, without limitation, the Insurance Policies), and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the Contract or otherwise (including, without limitation, the Security Deposits);

                      (iv) all of such Obligors's interest in the Equipment, Residual Receipts and Recoveries related to such Contract, Contract Files and other instruments, documents, agreements, Computer Tapes, books, and records relating to such Contract; and

                      (v)    all proceeds of the foregoing.

                 Release Events. Has the meaning ascribed in Section 6.11 hereof.

                 Requirements of Law. Any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 Residual Receipts. All Booked Residuals received by the Servicer, proceeds of the sale of Equipment received by the Servicer in the event the related User does not purchase the Equipment at the end of the related Contract, any amounts collected by the Servicer as judgments against a User or others related to the failure of such User to pay any required amounts under the related Contract or to return the Equipment, including any amounts paid by the Contributor relating to a Security Deposit, plus any amounts not otherwise described above which are received by the Servicer and applied against the Booked Residual of such Contract in accordance with the Servicer's servicing standards in each case as reduced by any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

                 Responsible Officer. When used with respect to the Trustee, any officer assigned to the corporate trust division (or any successor thereto), including any Vice President, Second Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer, Authorized Signer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 Rule 144A Information.  Has the meaning specified in Section
14.10 hereof.

                 S&P.  Standard & Poor's Ratings Group.

                 Scheduled Payments. With respect to a Settlement Date and a Contract, the stated periodic rental payments (exclusive of any amounts in respect of insurance or taxes) set forth in such Contract due from the User in the related Collection Period.

                 Securities Act. The Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder.

                 Security Deposit. Any amount paid to the Contributor by a User as a security deposit or as a payment in advance of any amounts to become due on a Contract, which has not previously been refunded to such User or applied toward such User's obligations under such Contract.

                 Series. With respect to any Notes means those Notes issued pursuant to the same Supplement.

                 Series Accounts. Any deposit, trust, escrow, collateral, reserve or similar account established and maintained by the Trustee for the benefit of the Noteholders or any Series or Class as specified in any Series Supplement.

                 Series Closing Date. With respect to any Series, the date designated in the related Series Supplement as the closing date for such Series.

                 Series Controlling Party. With respect to any Series on any date the Person or Persons designated as such in the related Series Supplement.

                 Series Related Documents. With respect to a Series, has the meaning specified therefor in the related Supplement.

                 Series Secured Obligations. Has the meaning specified therefor in the related Series Supplement.

                 Series Secured Parties. Has the meaning specified therefor in the related Series Supplement.

                 Series Supplement. With respect to any Series, a Series Supplement to this Agreement, executed and delivered in connection with the original issuance of the Notes of such Series, and all amendments thereof and supplements thereto.

                 Series Support. The rights and benefits provided to the Trustee or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, interest rate swap agreement, tax protection agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Support. Notwithstanding that such Series Support may be held by or in favor of the Trustee for the benefit of any Series or Class, only those Series or Classes to which such Series Support relates shall have any rights with respect thereto and all payments thereunder received by the Trustee shall be distributed exclusively as prescribed in the Series Supplement relating to such Series or Class.

                 Series Support Provider. The Person providing any Series Support, other than the Noteholders of any Series or Class which is subordinated to another Class or Series.

                 Series Termination Date. Has the meaning ascribed in the Series Supplement.

                 Series Trust Estate. With respect to a Series, has the meaning specified therefor in the related Series Supplement.

                 Series Trustee Secured Obligations. With respect to a Series, has the meaning specified therefor in the related Supplement.

                 Servicer. The Person performing the duties of the Servicer hereunder, initially Advanta Business Services Corp.

                 Servicer Advance. With respect to any Series, any amount which the Servicer is required to advance with respect to Overdue Payments, in accordance with the related Series Supplement.

                 Servicer Fee. With respect to each Series, the fee payable to the Servicer on each Settlement Date in consideration of the Servicer's performance of its duties pursuant to Article VI with respect to the Series Trust Estate related to such Series, payable as provided in the related Series Supplement.

                 Servicer Termination Notice. The notice described in Section 9.01(a) hereof.

                 Servicer's Certificate. With respect to each Series Trust Estate, a written informational statement, substantially in the form prescribed by the related Series Supplement, to be provided by the Servicer in accordance with the related Series Supplement and signed by a Servicing Officer and furnished to the Trustee by the Servicer.

                 Servicing Charges. The sum of (i) any late payment charges paid by a User on a delinquent Contract after application of any such charges to amounts then due under such Contract and (ii) any other incidental charges or fees received from a User, including (i) insurance premium payments and (ii) prepayment charges paid by a User in connection with a Prepayment.

                 Servicing Officer. Those officers of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, as identified on the list of Servicing Officers furnished by the Servicer to the Trustee and the Noteholders from time to time.

                 Settlement Date. With respect to a Series, has the meaning specified therefor in the related Series Supplement.

                 State. Any state of the United States of America and, in addition, its territories and possession and the District of Columbia.

                 Support Default. Means, with respect to a Series, those events specified in the related Series Supplement.

                 Tranche. All the Notes of a Series (or of a Class within a Series) having the same date of authentication.

                 Trust Indenture Act. Means the Trust Indenture Act of 1939, as amended from time to time.

                 Trustee. Means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Master Agreement, and thereafter "Trustee" shall mean or include the Person who is then the Trustee hereunder.

                 UCC. The Uniform Commercial Code as in effect in the applicable jurisdiction.

                 Unregistered Note. Any Note which is not a Bearer Note and which is part of a Series or Class of Notes which has been designated in the related Series Supplement as being a Series or Class of Unregistered Notes.

                 User. Any obligor, under any Contract, whose obligations thereunder constitute the principal source of payments under any Contract, including any guarantor (excluding the Servicer) of such obligations.

                 Section 1.02. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Master Agreement to be given or taken by the Holders of the related Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Obligors' Agent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Master Agreement and (subject to Section 11.01) conclusive in favor of the Trustee and the Obligors, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

                 (c)      The ownership of Notes shall be proved by the Note
Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Obligors' Agent or the Obligors in reliance thereon, whether or not notation of such action is made upon such Note.

                 Section 1.03. Notice to Holders; Waiver. Where this Master Agreement or any Series Supplement provides for notice to the Holders of the related Notes of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, or if in writing and by facsimile, to the facsimile number provided by a Holder to the Person giving such notice, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given. Where this Master Agreement or any Series Supplement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 Where any Series Supplement provides for notice to the Rating Agencies, failure to give such notice shall not affect any rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                 Section 1.04. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Master Agreement, any Series Supplement or any of the Notes to the contrary, the Obligors' Agent may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Master Agreement or the related Series Supplement for such payments or notices. The Obligors' Agent will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements provided the Trustee is not adversely affected thereby.

                 Section 1.05. Conflict with Trust Indenture Act. If this Master Agreement is qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with another provision hereof that is deemed to be included in and to govern this Master Agreement by any of the provisions of the Trust Indenture Act, such provision deemed to be included herein shall control.

                 Section 1.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 Section 1.07. Successors and Assigns. All covenants and agreements in this Master Agreement or any Series Supplement by the Obligors or by the Obligors' Agent, on behalf of the Obligors or in its or their individual capacity shall bind its or their successors and assigns, whether so expressed or not.

                 All agreements by the Trustee in this Master Agreement or any Series Supplement shall bind its successors and assigns.

                 Section 1.08. Benefits of Agreement. To the extent specified in the related Series Supplement, the related Series Support Provider and its successors and assigns shall be a third-party beneficiary to the provisions of this Master Agreement and such Series Supplement, insofar as such provisions apply to the related Notes, and shall be entitled to rely upon and directly to enforce such provisions of this Master Agreement and such Series Supplement so long as no Support Default shall have occurred and be continuing with respect to such Series Support Provider. Except as aforesaid, nothing in this Master Agreement or any Series Supplement or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the related Notes, and any other party secured hereunder, and any other Person with an ownership interest in any part of the related Series Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Master Agreement. The related Series Support Provider may disclaim any of its rights and powers under this Master Agreement (in which case the Trustee may exercise such right or power hereunder), but not its duties and obligations under the related Series Support, upon delivery of a written notice to the Trustee and to the Obligors' Agent.

                 Section 1.09. Allocation of Series to Groups. To the extent so provided in the Supplement for any Series or in an amendment to this Agreement executed pursuant to subsection 13.01(a), specified Series, may be allocated in whole or in part to one or more Groups as may be provided in such Series Supplement or amendment for the purpose of receiving Crossover Amounts with respect to the Series Trust Estate(s) of such other Series in such Group.

                 Any such Series Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, the related Crossover Amounts may be reallocated to other Series or Groups or to all Series, all as shall be provided in such Series Supplement or amendment.

                 Section 1.10 Status of Obligors' Agent. By its execution and delivery of a Series Supplement, an Obligor shall be deemed to have designated and appointed Advanta Leasing Receivables Corp. III to act as its agent hereunder, under the Master Contribution Agreement and each Contribution Agreement Supplement and under each other related Series Related Document. The Obligors' Agent is responsible for executing and fulfilling all other duties expressly assigned to it in this Master Agreement, the Master Contribution Agreement and each Contribution Agreement Supplement and the Series Related Documents. The Obligors may, at any time in their discretion, remove the Obligors' Agent and appoint a new Obligors' Agent, which shall have duties described in this Section 1.10.


                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Section 2.01. Representations, Warranties and Covenants of Obligors. By its execution and delivery of a Series Supplement, each Obligor will be deemed to have made each of the following representations, warranties and covenants to the Trustee and the Noteholders of the related Series on which representations, warranties and covenants the Trustee relies in accepting the related Series Trust Estate in trust and on which the Noteholders of the related Series have relied in agreeing to purchase the related Notes. Such representations, warranties and covenants are deemed to be made and affirmed on the Series Closing Date for the related Series, and shall survive the date of the making or remaking of such representations and warranties. Each of the Obligor's covenants with respect to a Series shall continue until the Final Date of such Series.

                 (a) Each Obligor represents and warrants, as to itself, that:

                 (i) Corporate Existence and Power. Such Obligor is a legal entity duly organized, validly existing and in good standing under the laws of the State of its formation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                 (ii) No Conflict. The execution, delivery and performance by such Obligor of this Master Agreement and the other Series Related Documents to which it is a party, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate of incorporation, operating agreement, partnership agreement or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Obligor or its Subsidiaries (except the interest conveyed to the Trustee); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each of the Series Related Documents to which such Obligor is a party has been duly executed and delivered by such Obligor.

                 (iii) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Obligor of this Master Agreement and the other Series Related Documents to which such Obligor is a party, except for such authorizations, approvals, actions, notices and filings as have already been obtained, taken or made in connection with Municipal Contracts.

                 (iv) Binding Effect. Each of this Master Agreement and the other Series Related Documents to which such Obligor is a party constitutes the legal, valid and binding obligation of such Obligor, enforceable against each Obligor, jointly and severally, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or general equitable principles.

                 (v) Accuracy of Information. All information furnished in writing by such Obligor to the Trustee on or prior to the related Series Closing Date for purposes of or in connection with the Series Related Documents or any Pledge is true, accurate and complete in every material respect on the date such information is stated or certified, and all such information hereafter furnished by such Obligor to the Trustee will be, true, accurate and complete in every material respect, on the date such information is stated or certified.

                 (vi) Use of Proceeds. No proceeds of any sale of the Notes will be used (i) for a purpose which violates, or would be inconsistent with, Regulation

         G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

                 (vii) Good Title; Perfection. Immediately prior to each Pledge hereunder, such Obligor shall be the legal and beneficial owner of the Contracts subject to such Pledge and Advanta Business Services Corp. is either the owner or has taken or is taking all requisite steps to obtain on its behalf a first priority perfected security interest in, all Equipment related thereto and the Related Security with respect thereto (other than Equipment valued at less than $25,000 in which such Obligor has not reserved a perfected security interest), free and clear of any Adverse Claim except as created by this Agreement and the other Series Related Documents, and such Obligor has the legal right to Pledge the Contracts and the associated Collections and Related Security to the Trustee.

                 (viii) Places of Business. Except in accordance with Section 3.05(b), such Obligor will not move its chief executive office to another location and/or maintain any Records at any other locations.

                 (ix) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of such Obligor, threatened before any Governmental Authority (i) asserting the invalidity of the Series Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Series Related Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of such Obligor, would materially and adversely affect the performance by such Obligor of its obligations under the Series Related Documents and (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Series Related Documents.

                 Section 2.02. Representations, Warranties and Covenants of Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Trustee and the Noteholders of the related Series on which representations, warranties and covenants the Trustee relies in accepting the related Series Trust Estate in trust and in authenticating the related Notes and on which the Noteholders of such Series have relied in purchasing their Notes. Such representations, warranties and covenants shall be deemed to be made and affirmed on each Series Closing Date and shall survive the date of the making or remaking of such representations and warranties. Each of the Servicer's covenants shall continue until the Final Date of the last outstanding Series.

                 (a) The Servicer represents and warrants, as to itself and its responsibilities, that:

                      (i) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing in good standing under the laws of the State of

         Delaware (or, if other than Advanta Business Services Corp., in the applicable state of its incorporation), has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to service the related Series Trust Estate.

                      (ii) Power and Authority. The Servicer has the power, authority and legal right to execute, deliver and perform this Master Agreement and the other Series Related Documents to which it is a party and the execution, delivery and performance of this Master Agreement and the other Series Related Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                    (iii) Binding Obligation. This Master Agreement and the other Series Related Documents to which the Servicer is a party (assuming due authorization, execution and delivery by each of the other parties hereto and thereto), constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                      (iv) No Violation. The consummation by the Servicer of the transactions contemplated by this Master Agreement and the other Series Related Documents to which it is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than as contemplated by the Contribution Agreement (if Advanta Business Services Corp. is the Servicer making such representation and warranty) and this Master Agreement, or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or other Governmental Authority having jurisdiction over the Servicer or any of its properties.

                      (v) No Proceedings. There are no proceedings or investigations to which the Servicer, or any of the Servicer's Affiliates, is a party pending or, to the best of the Servicer's knowledge, threatened before any court or other

         Governmental Authority (A) asserting the invalidity of this Master Agreement or any of the other Series Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Master Agreement or any of the other Series Related Documents (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Master Agreement or any of the other Series Related Documents to which it is a party.

                      (vi) Approvals. All approvals, authorizations, consents, orders or other actions of any Governmental Authority or any other Person required to be obtained or taken by, or on the part of, the Servicer in connection with the execution and delivery of this Master Agreement or any of the other Series Related Documents to which it is a party have been or will be taken or obtained on or prior to the date so required to be taken or obtained.

                    (vii) Information. Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Servicer to the Trustee, the Obligors, the Rating Agencies or any Noteholder in connection with this Master Agreement, any series Supplement, any Series Related Document or the transactions contemplated hereby is accurate in all material respects as of its date, when considered as a whole with other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading as of its date.

                   (viii) Place of Business. The chief executive office of the Servicer is at P.O. Box 1228, 1020 Laurel Oak Road, Voorhees, New Jersey.

                 (b) The Servicer, for itself and on behalf of each related Series Obligor, covenants as to the Pledged Property comprising each Series Trust Estate:

                      (i) Lien in Force. The Servicer shall not release or assign any Lien in favor of the Trustee on any item of Equipment related to any Contract in whole or in part, except as expressly permitted hereunder.

                      (ii) Fulfill Obligation. The Servicer will duly fulfill and comply, in all material respects, with all obligations on the part of the "lessor" to be performed and fulfilled under or in connection with each Contract and all of the Servicer's other obligations to be fulfilled under or in connection with each Series Trust Estate. The Servicer will not amend, rescind, cancel or modify any Contract or any term or provision thereof, except as contemplated herein, and the Servicer will not do anything that would materially impair the rights of the Noteholders with respect to any Series Trust Estate, except as contemplated herein.

                    (iii) Books and Records. The Servicer (1) will (A) maintain its books and records separate from the books and records of any Obligor, (B) maintain bank accounts separate from those of any Obligor and (C) conduct its business in an office separate from that of any Obligor and (2) will not (X) take any action that would cause the dissolution or liquidation of any Obligor, (Y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of any Obligor (except as expressly permitted hereunder) or (Z) institute against any Obligor, or join any other person in instituting against any Obligor, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws.


                                  ARTICLE III

                           PLEDGING THE TRUST ESTATE

                 Section 3.01. Series Trust Estates. In order to secure the due and punctual payment of the principal of and interest on the Notes of the related Series and all other Series Secured Obligations of the related Series when and as the same shall become due and payable, whether as scheduled, by declaration of acceleration, prepayment or otherwise, according to the terms of this Master Agreement, the related Series Supplement and the related Notes, the Obligors, pursuant to the related Series Supplement, shall pledge on the related Series Trust Estate to the Trustee, all for the benefit of the Trustee for the benefit of the Holders of the related Series and the other Series Secured Parties.

                 Section 3.02. Preservation of Series Collateral. Subject to the rights, powers and authorities granted to the Trustee and the related Series Controlling Party herein, the Obligors shall take such action as is necessary and proper with respect to the Series Trust Estate in order to preserve and maintain such Series Trust Estate. The Obligors will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by the Series Controlling Party, to perfect the security interests granted hereunder in the Series Trust Estate, to ensure that such security interests rank prior to all other Liens and to preserve the priority of such security interests and the validity and enforceability thereof. Upon any delivery of any portion of any Series Trust Estate, to the Trustee the Obligors shall be obligated to execute such documents and perform such actions as are necessary to create in the Trustee for the benefit of the related Series Secured Parties a valid first Lien on, and valid and perfected first priority security interest in, such Series Trust Estate so delivered, free and clear of any other Lien, together with satisfactory assurances thereof, and to pay any reasonable costs incurred by any of the Series Secured Parties or otherwise in connection with such delivery.

                 Section 3.03. Waiver of Stay or Extension Laws; Marshalling of Assets. Each Obligor covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Master Agreement, any Series Supplement or any part hereof or thereof, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. Each Obligor, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have any Series Trust Estate marshalled upon any foreclosure or other disposition thereof.

                 Section 3.04. Noninterference, Etc. No Obligor shall (i) waive or alter any of its rights under any portion of any Series Trust Estate (or any agreement or instrument relating thereto) without the prior written consent of the Series Controlling Party; or (ii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Series Related Documents.

                 Section 3.05. Obligor Changes. (a) Change in Name, Structure, Etc. No Obligor shall change its name, identity or corporate structure unless it shall have given the Trustee at least 30 days' prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto.

                 (b) Relocation of the Obligors. No Obligor shall change its principal executive office unless it gives the Trustee at least 30 days' prior written notice of any relocation of its principal executive office. If any Obligor so relocates its principal executive office or principal place of business, such Obligor shall give prior notice thereof to the Trustee and shall effect whatever appropriate recordations and filings are necessary.

                 Section 3.06. Limited Recourse to Obligors. (a) Notwithstanding anything to the contrary contained herein, the Trustee and each Holder by such Holder's acceptance of a Note hereunder agree that the obligations of the related Series Obligors hereunder, including, without limitation, the obligations of the related Series Obligors in respect of the Notes shall be payable solely from the related Series Trust Estate (including any Crossover Amounts included in such Series Trust Estate), and that neither the Trustee nor any Holder shall look to any other Property or assets of such Obligors, or to the Property or assets of any other Obligor, including, specifically but without limitation, the Series Trust Estate with respect to any other Series. No recourse shall be had for the payment of any amount owing in respect of any Obligors's obligations hereunder or for any payment obligation or claim arising out of or based on this

Agreement against any Affiliate, agent, stockholder, employee, officer, director or incorporator of such Obligor.

                 (b) The Obligors' obligation to pay certain fees or expenses under, or claims arising out of, this Master Agreement shall be limited to moneys available to such Obligors from the related Series Trust Estate in accordance with the payment priority set forth in the related Series Supplement, and to the extent such funds are insufficient to pay such fees or expenses, it shall not constitute a claim against the Obligors.

                 Section 3.07. Authorization of Actions to be Taken by the Trustee. (a) The Trustee may take all actions it deems necessary or appropriate in order to enforce or exercise its rights under each Series Supplement in accordance with and subject to the provisions thereof. Subject to the provisions thereof, the Trustee shall have power to institute and to maintain suits and proceedings to prevent any impairment of the related Series Trust Estate by any acts which may be unlawful or in violation of the related Series Supplement or this Master Agreement, and suits and proceedings to preserve or protect its interests and the interests of the Holders of the related Notes in the related Series Trust Estate (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of such Holders or of the Trustee).

                 (b) The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the related Series Supplement and to make further distributions of such funds to the Holders of the related Notes according to the provisions of such Series Supplement.

                 Section 3.08. Termination of Security Interests. Upon the payment in full of all Series Secured Obligations, the Trustee shall, at the request of the related Series Obligors and with the written consent of the Series Support Provider, if any, deliver such certificates, notices, and instruments stating that all Series Secured Obligations have been paid in full, and releasing the Trustee's Lien on the related Series Trust Estate with respect to such Series Secured Obligations.

                 Section 3.09.    Filing; Maintenance of Contract Files. (a)
On or prior to the initial Pledge Date with respect to a Series, the related Series Obligors shall, and shall cause the Contributor to, file blanket UCC-1 financing statements with respect to the related Series Trust Estate (which, in the case of any UCC-1 Financing Statement filed by such Series Obligors against the Contributor, shall be assigned by such Series Obligors to the Trustee). Notwithstanding the foregoing, it is expressly agreed that no such UCC-1 Financing Statement shall be filed with respect to any particular piece of Equipment, except to the extent then required by the Contributor's Credit and Collection Policy, or as may otherwise be required in the related Contribution Agreement Supplement. On or prior to each Pledge Date the related Series Obligors shall, and shall cause the Contributor to, make their respective internal records (including, in the case of the Contractor, its electronic ledger) to reflect (x) the sale and conveyance of the related Pledged Property from the Contributor to the related Series Obligors and (y) the Pledge of the related Pledged Property to the Trustee.

                 Section 3.10. Costs and Expenses. The related Series Obligors agree to pay all reasonable costs and disbursements (and in the event the related Series Obligors are unable to pay such costs and disbursements, the Servicer shall pay such amounts) in connection with the perfection and the maintenance of perfection and priority, as against all third parties, of the Trustee's rights, title and interests in and to each Series Trust Estate (other than the Equipment, except as otherwise expressly agreed to herein).


                                   ARTICLE IV

                                   NOTE FORMS

                 Section 4.01. Forms Generally. The Notes of each Series shall be in substantially the form set forth in the related Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Master Agreement or the related Series Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

                 The Notes of any Series or Class may be issued in bearer form ("Bearer Notes") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form (but which may be uncertificated) ("Registered Notes") and shall, to the extent represented by physical certificates, be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement.

                 The Trustee's certificate of authentication shall be in substantially the form set forth in this Article.

                 The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner (provided that if any Notes are to be listed on any securities exchange, then in any such manner as may be permitted by the rules of any such securities exchange, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes).

                 Section 4.02. Form of Trustee's Certificate of Authentication. This is one of the Notes designated herein referred to in the within-mentioned Master Agreement and the within-mentioned Series Supplement thereto.

                                        The Chase Manhattan Bank,
                                        as Trustee



                                        By_________________________
                                          Authorized Signatory


                 Section 4.03. Securities Legend. Each Unregistered Note issued hereunder will contain the following legend limiting sales to "Qualified Institutional Buyers" within the meaning of Rule 144A under the Securities Act:

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR REGULATORY AUTHORITY OF ANY STATE. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE HOLDER HEREOF ACKNOWLEDGES THAT THESE SECURITIES ARE "RESTRICTED SECURITIES" THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE OBLIGORS AND ITS AFFILIATES THAT THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER
         REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                                   ARTICLE V

                                   THE NOTES

                 Section 5.01. Amount Limited; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered and Outstanding at any time under this Master Agreement is not limited; provided that any Series Supplement may so limit the aggregate principal amount of Notes of the related Series. The Notes shall be issued in one or more Series, and may be issued in Classes and/or Tranches within a Series (and Tranches within a Class).

                 No Series of Notes shall be issued under this Master Agreement unless such Notes have been authorized pursuant to a Series Supplement, and all conditions precedent to the issuance thereof, as specified in the related Series Supplement, shall have been satisfied.

                 All Notes of each Series issued under this Master Agreement shall be in all respects equally and ratably entitled to the benefits hereof and secured by the related Series Trust Estate without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Master Agreement and the related Series Supplement.

                 Section 5.02. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the related Series Obligors or the Obligors' Agent by any of its Authorized Officers. The signature of any of these officers on the Notes may be manual or facsimile.

                 Notes bearing the manual or facsimile signatures of individuals who were at the time of execution of such Notes the proper officers of the Obligors' Agent shall bind the related Series Obligors, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes.

                 At any time and from time to time after the execution and delivery of this Master Agreement and the related Series Supplement, and upon satisfaction of all the conditions set forth in the related Series Supplement, the Obligors' Agent may deliver Notes of the related Series (including Notes of any Class or Tranche within such Series) executed by the Obligors' Agent to the Trustee or Authenticating Agent for authentication, together with an Obligors' Order for the authentication and delivery of such Notes and an Officer's Certificate that all conditions precedent for such issuance have been satisfied, and the Trustee in accordance with the Obligors' Order shall authenticate and make available for delivery such Notes.

                 Each Note shall be dated the date of its authentication.

                 No Note shall be entitled to any benefit under this Master Agreement or any Series Supplement or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee or the Authenticating Agent by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Master Agreement and the related Series Supplement. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Obligors' Agent, and the Obligors' Agent shall deliver such Note to the Trustee or the Authenticating Agent for cancellation as provided in Section 5.08 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Obligors' Agent, for all purposes of this Master Agreement such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Master Agreement.

                 Section 5.03. Temporary Notes. Pending the preparation of definitive Notes of any Series (or of any Class or Tranche within a Series), the Obligors' Agent may execute, and upon receipt of an Obligors' Order the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                 If temporary Notes of any Series (or of any Class or Tranche within a Series) are issued, the Obligors' Agent will cause definitive Notes of that Series (or Class or Tranche) to be prepared without unreasonable delay. After the preparation of definitive Notes of such Series (or Class or Tranche), such temporary Notes shall be exchangeable for definitive Notes of such Series (or Class or Tranche) upon surrender of the temporary Notes at the office or agency of the Obligors to be maintained as provided in Section 14.02. Upon surrender for cancellation of any one or more temporary Notes the Obligors' Agent shall execute, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery, in exchange therefor a like principal amount of definitive Notes of the same Series (or Class or Tranche) and tenor of authorized denominations. Until so exchanged, the temporary Notes of any Series (or Class or Tranche) shall in all respects be entitled to the same benefits under this Master Agreement and the related Series Supplement as definitive Notes of such Series (or Class or Tranche).

                 Section 5.04. Registration, Registration of Transfer and Exchange, Transfer Restrictions. The Obligors' Agent shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Obligors' Agent shall provide for the registration of Notes and of transfers of the Notes. The Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of the Notes as herein provided. Upon any resignation of any Note Registrar, the Obligors' Agent shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

                 If a Person other than the Trustee is appointed by the Obligors' Agent as Note Registrar, the Obligors' Agent will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

                 Upon surrender for registration of transfer of any Note at the office or agency of the Obligors to be maintained as provided in Section 14.02, the Obligors' Agent shall execute, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like tenor and aggregate principal amount.

                 At the option of a Registered Noteholder, Registered Notes (of the same Series and Class) may be exchanged for other Registered Notes of authorized denominations upon surrender of the Registered Notes to be exchanged at any such office or agency; Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes. At the option of the Holder of a Bearer Note, subject to applicable laws and regulations, Bearer Notes may be exchanged for other Bearer Notes or Registered Notes (of the same Series and Class) of authorized denominations upon surrender of the Bearer Notes to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Note so surrendered after the close of business on the Record Date preceding the relevant payment date after the expected final payment date need not have attached the Coupon relating to such payment date (in each case, as specified in the applicable Supplement). Whenever any Notes are so surrendered for exchange, the Obligors' Agent shall execute, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the related Series Obligors, evidencing the same debt, and entitled to the same benefits under this Master Agreement and the related Series Supplement, as the Notes surrendered upon such registration of transfer or exchange.

                 Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Obligors' Agent or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Obligors' Agent, the Trustee and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

                 No service charge shall be made for any registration of transfer or exchange of Notes, but the Obligors' Agent or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 5.03 or 5.05 not involving any transfer.

                 No Holder of an Unregistered Note shall transfer its Note, unless (i) such transfer is made in accordance with Rule 144A of the Securities Act or (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) and the registration and qualification requirements under applicable state securities laws.

                 Section 5.05. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note (together, in the case of Bearer Notes, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Trustee, the Obligors' Agent shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same Series and Tranche, of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Obligors' Agent and the Trustee and the related Series Support Provider, if any (unless an Support Default shall have occurred and be continuing) (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Obligors' Agent, the Trustee or the related Series Support Provider that such Note has been acquired by a bona fide purchaser, the Obligors' Agent shall execute and upon its request the Trustee shall authenticate and make available for delivery (in the case of Bearer Notes, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note (of the same Series and Class) , in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Obligors' Agent in its discretion may, instead of issuing a new Note, cause the related Series Obligors to pay such Note.

                 Upon the issuance of any new Note under this Section, the Obligors' Agent or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Note of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the related Series Obligors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Master Agreement and the related Series Supplement equally and proportionately with any and all other Notes of the same Series duly issued hereunder and under the related Series Supplement.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                 Section 5.06.  Final Distribution.

                 (a) The Servicer shall give the Trustee at least 30 days prior notice of the Settlement Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Trustee shall provide notice to the Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Noteholders.

         (b) Notwithstanding a final distribution to the Noteholders of any Series or Class, except as otherwise provided in this paragraph, all funds then on deposit in the Master Facility Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Trustee shall pay such funds to such Noteholders upon surrender of their Notes. In the event that all such Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the notice from the Trustee described in paragraph
(a), the Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Series Account held for the benefit of Noteholders. The Trustee and the Paying Agent shall upon written request pay to the related Obligors any moneys held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the related Obligors, Noteholders entitled to the money must look to the for payment as general creditors unless an applicable abandoned property law designates another Person.

         (c) Any notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No Notice shall be required to be mailed to a Holder of Bearer Notes or Coupons but shall be given as provided below. Any notice so mailed within the time prescribed in this Master Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Noteholder receives such notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any notice to Investor Noteholders shall be published in a newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Notes are outstanding, any notice required or permitted to be given to Investor Noteholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

                 Section 5.07. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the related Series Obligors, the Obligors' Agent, the related Series Support Provider, the Trustee and any agent of any of them may treat (a) prior to due presentation of a Registered Note for registration of transfer, treat the Person in whose name any Registered Note is registered as the owner of such Registered Note for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Note or Coupon as the owner of such Bearer Note or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and none of the Obligors, the Obligors' Agent, the related Series Support Provider, the Trustee nor any agent of any of them, shall be affected by notice to the contrary.

                 Section 5.08. Cancellation. All Notes surrendered for payment, prepayment in whole, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Obligors' Agent may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Obligors' Agent may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Obligors' Agent has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Master Agreement. All cancelled Notes held by the Trustee shall be held or destroyed by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

                 Section 5.09. Book-Entry Notes. Unless otherwise specified in the related Supplement for any Series or Class, the Notes of each Series, upon original issuance, shall be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Clearing Agency specified in the applicable Series Supplement, by, or on behalf of, the related Series Obligors. The Notes shall initially be registered on the Note Register in the name of the Clearing Agency or its nominee, and no Noteholder will receive a definitive certificate representing such Noteholder's interest in the Notes, except as provided in Section 5.11. Unless and until definitive, fully registered Notes ("Definitive Notes") have been issued to the applicable Noteholders pursuant to Section 5.11 or as otherwise specified in any such Series Supplement:

                 (a) the provisions of this Section shall be in full force and effect;

                 (b) the related Series Obligors, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Noteholders;

                 (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

                 (d) the rights of the respective Noteholders shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 5.11, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Notes to such Clearing Agency Participants.

                 For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate Outstanding Amount of Notes, such direction or consent may be given by Noteholders (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Notes evidencing the requisite percentage of Outstanding Notes.

                 Section 5.10. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Noteholders of any Series or Class with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes shall have been issued to the related Noteholders, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

                 Section 5.11. Definitive Notes. If Book-Entry Notes have been issued with respect to any Series or Class and (a) the Obligors' Agent advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Obligors' Agent is unable to locate a qualified successor or (b) the Obligors' Agent, at its option, advises the Trustee that they elect to terminate the book-entry system with respect to such Series or Class through the Clearing Agency, then upon surrender to the Trustee of any such Notes by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Notes, the Obligors' Agent shall execute and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver such Definitive Notes. Neither the Obligors' Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Trustee shall recognize the Holders of such Definitive Notes as Noteholders hereunder.

                 The holding of Bearer Notes shall be proved by the production of such Bearer Notes or by a certificate, satisfactory to the Obligors' Agent, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Obligors' Agent. Each such certificate shall be dated and shall state that on the date thereof a Bearer Note bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Notes specified therein. The holding by the Person named in any such certificate of any Bearer Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Note shall be produced, (ii) the Bearer Note specified in such certificate shall be produced by some other Person or (iii) the Bearer Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.





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

                                   ARTICLE VI

                          ADMINISTRATION AND SERVICING
                              OF THE TRUST ESTATE

                 Section 6.01. Retention of Servicer; Responsibilities of Servicer. (a) The Obligors hereby appoint the Servicer, and the Servicer hereby accepts such appointment, for the purpose of administering and servicing the Trust Estate; provided, however, that the Servicer shall administer and service the Trust Estate materially and only in conformance with the terms of this Agreement and shall take no action to affect adversely the interests of the Trustee or the Noteholders in the Trust Estate. In consideration of such retention, the Obligors hereby agree to pay to the Servicer the Servicer Fee, such Servicer Fee to be paid as provided in Section 7.02 and in each Series Supplement and neither the Trustee nor any Noteholder shall have any responsibility for the payment of such fee.

                 (b) The Servicer, for the benefit of the Trustee and the Noteholders, shall be responsible for managing, servicing and administering the Trust Estate, enforcing and making collections on the Contracts, any Insurance Policies and any Related Security and enforcing any security interest in each item of Equipment, each in accordance with the standards and procedures set forth in this Master Agreement. The Servicer's responsibilities shall include collecting and posting of all payments, responding to inquiries of Users, investigating delinquencies, applying the Security Deposits, accounting for collections and furnishing monthly and annual statements to the Trustee, with respect to each Series Trust Estate and distributions to be made hereunder, making Servicer Advances to the extent required by a Series Supplement, providing appropriate Federal income tax information to the Trustee for use in providing information to the Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected and senior ownership and/or security interest of the Trustee and the Noteholders in each Series Trust Estate.

                 Subject to the terms of Section 6.02 of this Agreement, the Servicer shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement and collection of the Contracts and the other property comprising each Series Trust Estate that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer shall, and is hereby authorized and empowered by the Obligors and the Trustee, subject to Section
6.02 hereof, to execute and deliver (on behalf of itself, the Noteholders, the Trustee or any of them) any and all instruments of satisfaction or cancellation, or of release or discharge and all other comparable instruments, with respect to the Contracts and the other property comprising each Series Trust Estate in accordance with (and to the extent permitted pursuant to)
Section 6.11. The Servicer may also, for itself and on behalf of the Obligors, in the Servicer's sole discretion, waive any prepayment charge, late payment charge or penalty, or any other Servicing Charges that may become due from
any User in the ordinary course of servicing any Contract.   The Trustee shall
execute and deliver any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder as may be prepared by the Servicer, at the Servicer's expense, and delivered to the Trustee for execution and delivery. The Trustee is not responsible for any legal insufficiencies in any such powers of attorney or other documents.

                 (c) The Servicer shall conduct the management, servicing, administration, collection or enforcement actions of or in connection with each Series Trust Estate in the following manner:

                      (i) The Servicer may sue to enforce or collect upon Contracts as agent for the Obligors and the Trustee. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, then the related Obligor(s) and/or the Trustee shall, at the Servicer's written request and upon receipt from the Servicer of satisfactory indemnity, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the related Obligor(s) and/or the Trustee and/or the related Noteholders;

                      (ii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such rights;

                    (iii) The Servicer may grant to the User under any Contract any rebate, refund or adjustment that the Servicer in good faith believes is required because of the Prepayment in full of such Contract; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract or take any action with respect to any Contract which would materially impair the rights of the Trustee in the Contract or the proceeds thereof;

                      (iv) In the event that the Servicer acquires title to any item of Equipment in the enforcement of any Contract, the Servicer shall use its best efforts to sell or otherwise dispose promptly of such item of Equipment, consistent with the standard of care set forth in Section 6.02 hereof; and

                      (v) The Servicer may not allow an offset of the amount of any Security Deposit against any Scheduled Payment or Booked Residual under such Contract, except as expressly permitted in Section
         6.14 hereof.

                 Section 6.02. Standard of Care. In managing, administering and servicing each Series Trust Estate and enforcing and making collections on the Contracts and any Related Security and Insurance Policies related to the Contracts pursuant to this Master Agreement, the Servicer will exercise that degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar contracts owned by it; provided, however, that to the extent that the Trustee shall be acting as Servicer, the Trustee shall not have any liability for breaching any standard of care in its performance as Servicer hereunder to the extent the Trustee was not grossly negligent or wilfully malfeasant. The Servicer shall comply with all applicable Federal and State laws and regulations; shall maintain all State and Federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder and thereunder and shall not materially impair the rights of the Trustee or the Noteholders in any Contracts or payments thereunder.

                 The Servicer shall comply with all applicable Requirements of Law, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Servicer to perform its obligations under this Master Agreement, the related Series Supplements or the related Series Related Document.

                 Section 6.03. Credit and Collection Policy. The Servicer shall not amend or modify the provisions of the Credit and Collection Policy if such amendment or modification would, in the reasonable good faith business judgment of the Servicer, materially and adversely affect the interests of any Noteholder, the Trustee, or any Series Support Provider, without first obtaining the prior written consent of the Series Controlling Party of each affected Series.

                 Section 6.04. Maintenance of Interest in the Trust Estate. The Servicer shall, in accordance with customary servicing procedures and at its own expense, use its best efforts to maintain perfection and priority of the Trustee's interest in each Series Trust Estate (other than with respect to the Equipment (unless otherwise required herein) and other than with respect to the Pledged Property removed from the Trust Estate pursuant to Section 6.11,
6.12 or 6.15 hereof). In connection with enforcing a Charged-Off Contract, the Servicer shall prepare, the related Obligor shall (and, to the extent: necessary, shall cause the Contributor to) execute and deliver to the Servicer, and the Servicer shall file any necessary UCC financing statements and/or amendments naming the Trustee as secured party with respect to the related Equipment.

                 Section 6.05. Servicing Compensation; Payment of Certain Expenses by Servicer. (a) As compensation for its activities, the Servicer shall be entitled to receive the Servicer Fee in accordance with Section 7.02 hereof and the Series Supplements. The monthly Servicer Fee shall be payable to the Servicer, in arrears for each Collection

Period, on the Settlement Date in respect of such Collection Period. The Servicer Fees shall be payable to the Servicer solely to the extent amounts are available for distribution pursuant to Section 7.02 hereof and the Series Supplements; provided, that in accordance with such provisions, any such Servicer Fees not paid when due as a result of there not being sufficient available funds therefor shall be payable on any future Settlement Dates to the extent amounts are then available for the payment thereof.

                 (b) The Servicer shall be required to pay all expenses incurred by the Servicer in connection with its activities hereunder, including, without limitation, fees and disbursements of the Independent Accountants, taxes imposed on the Servicer (but excluding any sales taxes or other taxes imposed on any User, any Broker, the Obligors, the Contributor, the Trustee, any Noteholder, or any other Person), expenses incurred in connection with distributions and reports to Noteholders and all other fees and expenses not expressly stated hereunder to be for the account of the Obligors.

                 Section 6.06. Servicer's Certificate. Not later than the time specified in the related Series Supplement, the Servicer shall deliver to the Obligors' Agent and the Trustee a Servicer's Certificate containing the information required by the related Series Supplement, with respect to the related Series Trust Estate, Collection Period and Settlement Date.

                 Section 6.07. Annual Statement as to Compliance. The Servicer will deliver to the Obligors' Agent and the Trustee, not later than 90 days after the end of each fiscal year, an Officer's Certificate signed by a Servicing Officer, dated as of the last day of such fiscal year, stating that
(a) a review of the activities of the Servicer during the preceding 12-month period and of the Servicer's performance under this Master Agreement has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicer Termination (or an event which with the giving of notice (other than pursuant to Section 9.01(iv)) or passage of time, or both, would constitute an Event of Servicer Termination) hereunder has occurred and is continuing on such last day of such fiscal year or, if an Event of Servicer Termination or such other event has so occurred and is continuing, specifying each such Event of Servicer Termination or such other event known to such Servicing Officer and the nature and status thereof, and the steps, if any, necessary to remedy such Event of Servicer Termination or such other event.

                 Section 6.08. Financial Statements and Independent Accountant's Servicing Certificate Review. (a) The Servicer shall, not later than 90 days after the end of each fiscal year, deliver to the Trustee, a copy of the Servicer's (or, in the case of Advanta Business Services Corp., of Advanta Leasing Holding Corp.'s) annual audited financial statements for such fiscal year, audited by a firm of nationally recognized independent certified public accountants (within the meaning of the Securities Act) (which, in the case of Advanta Business Services Corp., shall be the Independent Accountant).

                 (b) The Servicer shall, within 45 days after the end of each of the first three calendar quarter of the Servicer's fiscal year, deliver to the Obligors' Agent and the Trustee, quarterly, unaudited financial statements of the Servicer (or, in the case of Advanta Business Services Corp., of Advanta Leasing Holding Corp.) for such calendar quarter.

                 (c) The Servicer shall inform the Obligors' Agent and the Trustee in writing of the Servicer's fiscal year and any change in such fiscal year.

                 (d) On or before March 31 of each calendar year, beginning with March 31, 1998, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report (addressed to the Trustee) to the Trustee and the Servicer to the effect that they have, for the one-year period ending on the preceding March 31, applied certain procedures agreed upon with the Servicer and the Trustee to compare the mathematical calculations of certain amounts set forth in the Servicer's Certificates delivered pursuant to Section
6.06 hereof during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

                 Section 6.09. Access to Certain Documentation and Information Regarding the Pledged Property. (a) The Servicer and the Obligors shall each provide the Trustee, and/or any of the Trustee's duly authorized representatives, attorneys or accountants access to any and all documentation regarding each Series Trust Estate (including the List of Contracts) that the Servicer or the Obligors, as the case may be, may possess, such access being afforded without charge but only upon reasonable request and during normal business hours, so as not to interfere unreasonably with the Servicer's or any Obligor's, as the case may be, normal operations or customer or employee relations, at such offices of the Servicer or such Obligor, as the case may be, designated by the Servicer or an Obligor, respectively.

                 (b) The Servicer shall at all times during the term hereof either (x) keep available in physical form for inspection by the Trustee, or any of the Trustee's duly authorized representatives, attorneys or accountants a list of all Contracts then held as a part of each Series Trust Estate, together with a reconciliation of such list to the List of Contracts and each of the Servicer's Certificates, indicating the cumulative removals and additions of Contracts from such Trust Contracts or (y) maintain electronic facilities which allow such a list of leases and reconciliation to be generated.

                 (c) The Servicer will maintain accounts and records as to each respective Contract serviced by the Servicer that are accurate and sufficiently detailed so as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Contract, including payments and recoveries made and payments owing

(and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Master Facility Account in respect of such Contract.

                 (d) The Servicer will maintain its computerized accounts and records so that (i) from and after the time of Pledge hereunder of each Contract to the Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any Contract indicate clearly that the Contract is part of a separate and distinct Series Trust Estate and (ii) the information relating to such Contracts can be recreated in the event of the destruction of the originals. Indication of a Contract being part of a Series Trust Estate will be deleted from or modified on the Servicer's accounts and records when, and only when, a Release Event has occurred with respect to such Contract.

                 (e) Nothing in this Section 6.09 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Brokers or Users, and the failure, as a result of such obligation of the Servicer, to provide access as provided in this Section
6.09 shall not constitute a breach of this Section 6.09.

                 (f) No person entitled to receive copies of such reports or tapes shall disclose the information therein to any Person, except such disclosures as are required upon appointment of a successor Servicer or by law and except that the Servicer consents to the disclosure of any material nonpublic information with respect to it (i) to any other such party, (ii) to any prospective or actual assignee or participant of any of them, (iii) by the Trustee to any Rating Agency, commercial paper dealer or Support Provider, or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Noteholders' Agent provides managerial services or acts as the administrative agent and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing.

                 Section 6.10. Other Necessary Data. The Servicer shall, on request of the Trustee, furnish the Trustee such data necessary for the Trustee to discharge its obligations with respect to each Series Trust Estate and the related Notes as can be generated by the Servicer's existing data processing systems; provided, that to the extent that the Servicer's existing data processing systems cannot generate such data, the Servicer will cooperate with the Trustee in finding a method of furnishing such data. The Servicer will cooperate in generating additional data reasonably requested by the Trustee.

                 Section 6.11. Release of Contracts. (a) Upon (i) payment in full of any Contract by the User or by any Person on behalf of such User,
(ii) any removal of a Contract by the Contributor pursuant to Section 6.15 hereof, (iii) the Servicer's reasonable determination that all Residual Receipts with respect to any Charged-Off Contract have been received, (iv) any removal of a Contract by the Servicer pursuant to Section 6 12(b) hereof, or
(v) any removal of a Contract by the Obligors pursuant to

Section 6.12(a) (the events described in clauses (i) through (v) being "Release Events"), the Servicer will so notify the Trustee of the occurrence thereof on the next succeeding Determination Date by certification to the Trustee from a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such Release Event have been remitted to the Master Facility Account and may request delivery of the Contract to the Servicer or other Person designated by the Servicer.

                 Upon the Trustee's receipt of such certification and request (subject to its confirmation of the receipt of the required funds in the Master Facility Account), such Contract and the related Pledged Property appurtenant thereto shall be deemed to be released from the related Series Trust Estate. Upon release of such Contract, the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as it deems necessary to discharge the User thereunder and release the related Equipment (v) to the related User in the event of a Release Event described in clause (i) of the immediately preceding paragraph, (w) to the Contributor in the event of a Release Event described in clause (ii) of the immediately preceding paragraph, (x) to the Person, if any, purchasing the related Equipment in the event of a Release Event described in clause (iii) of the immediately preceding paragraph, or, if no person is purchasing such Equipment, to the related Obligor, (y) to itself in the event of a Release Event described in clause (iv) of the immediately preceding paragraph, and (z) to the related Obligor in the event of a Release Event described in clause (v) of the immediately preceding paragraph.

                 (b) With respect to all Contracts so released from the Trust Estate, the Trustee shall assign, without recourse, representation or warranty, to the appropriate Person as directed by the Servicer, all of the Trustee's right, title and interest in and to such Contract and Pledged Property appurtenant thereto, such assignment being an assignment outright and not for security. Such Person will thereupon own such Contract and related Pledged Property appurtenant thereto free of any further obligation to the Trustee or the Noteholders with respect thereto. The Trustee shall also execute and deliver all such other instruments or documents as shall be reasonably requested by any such Person to be required or appropriate to effect a valid transfer of title to a Contract and the Pledged Property appurtenant thereto. Any instrument or documents required to be executed by the Trustee pursuant to this Section 6.11(b) shall be prepared by the Servicer (or such Person) at the Servicer's (or such Person's) expense; provided, that if the Servicer is not Advanta Business Services Corp. or any of its Affiliates, then any such expenses to be paid by the Servicer pursuant to this Section 6.11(b) shall be paid by the Obligors.

                 Section 6.12. Removal Related to Upgrades or Trade-Ins, Delinquent Contracts and Ineligibility. (a) In the event that a User requests an upgrade or trade-in of Equipment then the related Obligor may remove the Equipment and the related Contract from the related Series Trust Estate during any Collection Period by remitting to the Trustee the applicable Prepayment Amount in the Master Facility Account on or prior to the Determination Date relating to such Collection Period.

                 (b) The Servicer may during any Collection Period remove any Delinquent Contract and the Related Security from the related Series Trust Estate with respect to which Contract the User is in default or such default is, in the Servicer's judgment, imminent, by deposit by the Servicer of the applicable Prepayment Amount in the Master Facility Account on or prior to the Determination Date relating to such Collection Period.

                 Section 6.13. Notification to Noteholders of Defaults and Events of Default. The Servicer shall promptly notify the Trustee of any Default or any Event of Default upon the receipt of actual knowledge thereof by a Servicing Officer, and the Trustee shall promptly thereupon give written notice thereof to each of the Control Parties and each of the Series Support Providers.

                 Section 6.14. Security Deposits. The Servicer acknowledges that the Security Deposits are held by the Contributor on behalf of the Users and the Trustee. In the event that (i) any User requests that a Security Deposit be applied as an offset against such User's payment obligations or Booked Residual under a Contract or (ii) any Contract becomes a Charged-Off Contract, the Servicer shall deliver to the Contributor written demand that the Contributor remit to the Servicer, on the next Business Day, out of the applicable User's Security Deposit an amount (the "Offset Amount") equal to the lesser of (a) the amount of such Security Deposit and (b) the amount of all unpaid and remaining Scheduled Payments and Booked Residuals as payment in respect of, first, any unpaid Scheduled Payments under the related Contract, and second, any unpaid Booked Residual under the related Contract. The Servicer shall deposit any Offset Amount so delivered to it into the Master Facility Account within two Business Days after its receipt thereof.

                 The Servicer shall notify the Contributor in writing, of any demand it receives from a User for refund of such User's Security Deposit at the end of the term of the related Contract.

                 In no event shall the Trustee, the Obligors, or any Noteholder be liable to any User with respect to the Security Deposits. The Servicer shall indemnify and hold harmless the Trustee and the Noteholders for any loss, cost and expense (including legal fees and expenses incurred by such parties in connection with the prosecution of claims made in connection therewith) suffered as a result of the Servicer's misappropriation or misapplication of any Security Deposit. This right of indemnification shall survive the termination of this Agreement.

                 Section 6.15. Removal of Nonconforming Pledged Property. Upon discovery by an Obligor, the Trustee or the Servicer of a breach of any of the representations or warranties of the Contributor set forth in the related Contribution

Agreement Supplement with respect to any Contract, the related Equipment or the related Contract File, as the case may be, the party discovering such breach shall give prompt written notice to the other parties. Except as specifically provided herein, the Trustee has no obligation to review or monitor the Pledged Property for compliance with such representations and warranties. As of the last day of the calendar month in which such breach was discovered or, if later, the last day of the calendar month in which the Servicer received the notice thereof (or, at the Servicer's and such Obligor's election, any earlier date), the Servicer, unless such breach shall have been waived or cured in all material respects prior to such time, shall cause the Contributor to remove such Contract and the related Pledged Property from the related Series Trust Estate. In consideration for the removal of such Pledged Property, the Contributor shall, no later than the Determination Date prior to the Settlement Date next following such date, pay the Prepayment Amount to the Servicer for deposit into the Master Facility Account. Without limiting the foregoing in any way, in the event of a breach of any representation or warranty of the Contributor contained in any Contribution Agreement Supplement that materially and adversely affects any Contract or the related Contract File, unless the breach shall have been cured on or before the last day of the calendar month in which such breach was discovered or, if later, the last day of the calendar month in which the Servicer received the notice thereof, the Servicer shall enforce the obligation of the Contributor under the Contribution Agreement to repurchase such Contract.


                                  ARTICLE VII

                            ACCOUNTS AND ALLOCATIONS

                 Section 7.01. Establishment of the Master Facility Account; Establishment of the Advance Payment Account. (a) On or prior to the Closing Date, the Servicer, for the benefit of the Trustee, shall establish and maintain or cause to be established and maintained in the name of the Trustee, a segregated trust account in the Trustee's corporate trust department, identified as the "Master Facility Account for Advanta Business Receivables Master Facility, in trust for the registered Holders of Notes" (the "Master Facility Account"). The Trustee shall make or permit withdrawals from the Master Facility Account only as provided in this Master Agreement. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Master Facility Account and in all proceeds thereof (other than any Investment Earnings on amounts from time to time on deposit therein).

                 (b) The Servicer, each Obligor, and the Contributor shall deposit to the Master Facility Account any Collections received by any of them as soon as practicable (and, in any event, within two Business Days) after their respective receipt thereof.

                 (c) The Trustee, for the benefit of the Noteholders, shall establish and maintain an account (the "Advance Payment Account") as a non-interest bearing, segregated trust account in the Trustee's corporate trust department, identified as the

"Advance Payment Account for the Advanta Business Receivables Master Facility, in trust for the registered Holders of the Notes." The Trustee shall make or permit withdrawals from the Advance Payment Account only as provided in this Master Agreement. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Advance Payment Account and in all proceeds thereof (other than any Investment Earnings on amounts from time to time on deposit therein).

                 (d) All Advance Payments received by the Servicer, the Trustee, any Obligor, or the Contributor shall be deposited to the Advance Payment Account in the same manner as Collections are deposited to the Master Facility Account.

                 (e) Notwithstanding the foregoing, the Trustee and/or the Servicer may deduct from amounts otherwise specified for deposit to the Master Facility Account or the Advance Payment Account, as applicable, any amounts previously deposited by the Trustee or the Servicer into the Master Facility Account or the Advance Payment Account, as the case may be, but which are (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

                 (f) The Master Facility Account and the Advance Payment Account shall each be under the sole dominion and control of the Trustee for the benefit of the related Series Secured Parties; provided, however, that the Trustee may rely on the information and instructions provided by the Servicer in determining the amount of any withdrawals or payments to be made from either such account for the purposes of carrying out the Trustee's or the Servicer's duties hereunder or under any Series Supplement. Neither the Trustee nor the Servicer shall have any right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Master Facility Account or the Advance Payment Account for any amount owed to it by the Servicer, the Trustee, or any Noteholder.

                 Section 7.02. Collections and Allocations. (a) On each Settlement Date, the Trustee shall transfer to the related Series Accounts from the Master Facility Account the amounts described in the Servicer's Certificates relating to such Settlement Date, for further application as set forth in such Servicer's Certificates.

                 Section 7.03. Investment of Funds in the Master Facility Account and the Advance Payment Account. The Trustee, at the Obligor's Agent's written instruction, shall or, if the Obligor's Agent fails to so give such instruction, may, at the Trustee's sole discretion, invest the amounts from time to time on deposit in the Master Facility Account and the Advance Payment Account in Eligible Investments. Any funds in the Advance Payment Account which are not so invested must be insured by the Federal Deposit Insurance Corporation to the limits established by such corporation.

                                  ARTICLE VIII

                         THE SERVICER AND THE OBLIGORS

                 Section 8.01. Liability of Servicer; Indemnities. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer herein and in the Series Supplements.

                 (b) Without in any way limiting the foregoing, the Servicer shall indemnify and hold harmless the Trustee, the Obligors, the Noteholders, any Series Support Provider and any permitted assignee of any of the foregoing (each an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any claims, expenses, losses or liabilities (including, without limitation, attorneys' fees and court costs) suffered or incurred by any Indemnified Party (collectively, "Indemnified Amounts") arising out of or resulting in connection with (i) any breach by the Servicer of its representations and warranties or of its obligations under this Master Agreement or under any Series Supplement or (ii) from the use, repossession or operation of the Equipment by the Servicer or any of its Affiliates; provided, however, that the foregoing indemnity described in the immediately preceding clause (ii) shall not include any Indemnified Amounts to the extent resulting from willful misconduct or gross negligence of such Indemnified Party in the performance of any of his, her or its obligations and duties. Indemnification pursuant to this Section shall not be payable from any Series Trust Estate.

                 (c)      The Servicer shall pay any amounts owing pursuant to
Section 8.01(b) hereof directly to the applicable Indemnified Parties entitled to the receipt thereof, and such amounts shall not be deposited in the Master Facility Account, the Advance Payment Account or the Series Accounts. Any request by any Indemnified Party for indemnity pursuant to this Section 8.01 shall be made in writing delivered to the Servicer and the Trustee describing in reasonable detail the amount thereof and the circumstances giving rise thereto. The Servicer shall pay any such Indemnified Amounts within 30 days after its receipt of any such request therefor, it being understood and agreed, however, that payment of such amount shall not constitute a waiver of the Servicer's right to contest the basis for such indemnity so long as the Servicer provides written notice to the applicable Indemnified Party at the time of the Servicer's payment of the respective Indemnified Amounts, which written notice shall state the basis, in reasonable detail, for the Servicer's dispute of the requested Indemnified Amount.

                 (d) Indemnification under this Section 8.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to any of the Indemnified Parties pursuant to this Section
8.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest.

                 (e) Notwithstanding anything contained herein to the contrary, if and to the extent that the Servicer is the Trustee or any successor Servicer appointed by the Trustee then such Servicer shall only be responsible pursuant to this Section 8.01 for any such amounts suffered or incurred by any such indemnified party hereunder as a result of the Trustee's or such other successor Servicer's gross negligence or willful misconduct.

                 (f) The agreements contained in this Section 8.01 shall survive the Final Date of the last outstanding Series and the termination of this Master Agreement and any applicable Series Supplement.

                 Section 8.02. Merger, Consolidation, or Assumption of the Obligations of Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such corporation in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Servicer hereunder and under each Series Supplement. Any corporation succeeding to the business of the Servicer by merger, consolidation or otherwise shall be a corporation organized and existing under the laws of the United States or any State and have a tangible net worth of at least $20,000,000. The Servicer shall provide prompt written notice of the effectiveness of any such event to the Obligors' Agent and the Trustee.

                 Section 8.03. Limitation on Liability of Servicer and Others. No directors, officers, employees or agents of the Servicer shall be under any liability to the Trustee, the Obligors or any of the Noteholders, except as provided in this Master Agreement, for any action taken or for refraining from the taking of any action pursuant to this Master Agreement or for errors in judgment. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service each Series Trust Estate in accordance with this Master Agreement and each Series Supplement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may take any such action that is reasonable and that may be necessary or desirable in respect of this Master Agreement and each Series Supplement and the rights and duties of the parties hereto and thereto and the interests of the Trustee hereunder and thereunder. In the event the Servicer takes such action, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the related Series Trust Estate, and the Servicer shall be entitled to be reimbursed therefor in accordance with the terms hereof.

                 Section 8.04. Servicer Not to Resign. Subject to the provisions of Section 8.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02 hereof.

                 Section 8.05.  Reserved.

                 Section 8.06. Indemnities of the Obligors. Without limiting any other rights which any of the Indemnified Parties may have hereunder, under any Series Supplement or under applicable law, each Obligor hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of (i) reliance on any representation or warranty or statement of such Obligor made or deemed made by such Obligor under or in connection with this Master Agreement or in any of the other Series Related Documents to which such Person is a party or in any certificate or report delivered in connection with any of the foregoing which shall have been incorrect in any material respect when made;

                      (ii) the failure by such Obligor to comply with this Agreement or any of the other Series Related Documents to which any such Person is a party, or the failure by such Obligor or the Contributor, to comply with any applicable law, rule or regulation with respect to any Contract, or the nonconformity of any Contract with any such applicable law, rule or regulation;

                    (iii) the failure to vest in the Trustee the property pledged by such Obligor with respect to the related Series Trust Estate, free and clear of any Lien;

                     (iv) the failure of such Obligor to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Contracts or any of the Equipment, to the extent required by Section 14.10 hereof.

                 (a) Any request by any Indemnified Party for indemnity pursuant to this Section 8.06 shall be made in writing delivered to the Obligors' Agent and the Trustee describing in reasonable detail the amount thereof and the circumstances giving rise thereto. The Obligors' Agent on behalf of the related Obligor(s) shall pay any such Indemnified Amounts within 30 days after its receipt of any such request therefor; it being understood and agreed, however, that payment of such amount shall not constitute a waiver of the Obligors' Agent right to contest the basis for such indemnity so long as the Obligors' Agent provides written notice to the applicable Indemnified Party at the time of the Obligors' Agent payment of the respective Indemnified Amounts, which written notice shall state the basis, in reasonable detail, for the Obligors' Agent's dispute of the requested Indemnified Amount.

                 (b) The agreement contained in this Section 9.06 shall survive the Final Date of the last outstanding Series and the termination of this Master Agreement and any applicable Series Supplement.

                 Section 8.07. Limitation on Liability of the Obligors. The directors, officers, employees or agents of any Obligor shall not be under any liability to the Trustee, the Noteholders, the Contributor, the Servicer, any Series Support Party or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Obligor's execution and delivery of this Agreement and the issuance of the Notes. The Obligors may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder.


                                   ARTICLE IX

                              SERVICER TERMINATION

                 Section 9.01. Events of Servicer Termination. (a) If any of the following events (each an "Event of Servicer Termination") shall occur and be continuing:

                 (i) any failure by the Servicer to make any payment, transfer or deposit, or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, relating to the payment of the interest or principal balance of any Note, in either case, on or before the fifth calendar day following the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Master Agreement or any applicable Series Supplement; or

                 (ii) the Servicer shall fail to perform or observe any other term, covenant or agreement hereunder or in any Series Related Document (other than as described in clause (i) above), with the result that the interests of the Trustee, the Noteholders or any Series Support Provider have been materially and adversely affected, and such failure shall remain unremedied for 30 calendar days after the receipt by the Servicer of written notice of such failure from the Trustee;

                 (iii) any representation, warranty, certification or statement made by the Servicer in this Master Agreement, in any Series Related Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made (or deemed made), with the result that the interests of the Trustee, the Noteholders or any Series Support Provider have been materially and adversely affected, and such situation is not remedied within 30 calendar days after receipt by the Servicer of written notice of such situation from the Trustee;

                 (iv) an Insolvency Event shall occur with respect to the Servicer;

then, and in each and every case, so long as an Event of Servicer Termination shall be continuing, the Trustee may, and, at the direction of the Majority Control Parties, shall, by notice (the "Servicer Termination Notice") then given in writing to the Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Master Agreement and each Series Related Document.

                 (b) On and after the time the Servicer receives a Servicer Termination Notice pursuant to this Section 9.01, all authority and power of the Servicer under this Master Agreement and each Series Related Document, whether with respect to the Notes or each Series Trust Estate or otherwise, shall pass to and be vested in the successor Servicer appointed pursuant to Section 9.02 hereof and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicer Termination Notice, whether to complete the transfer of each Series Trust Estate and related documents or otherwise.

                 The Servicer agrees to cooperate with the Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Advance Payment Account or the Master Facility Account or thereafter received with respect to the related Series Trust Estate. To assist the successor Servicer in enforcing all rights with respect to any Related Security or under Broker Agreements and Insurance Policies to the extent that they relate to the Contracts, the Servicer, at its own expense, shall transfer its electronic records relating to such Contracts to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall transfer the related Contract Files and all other records, correspondence and documents relating to the Contracts that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Master Agreement or any Series Related Document, the Servicer shall be entitled to receive reimbursement for any unreimbursed Servicer Advances made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section 9.01.

                 Section 9.02. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a Servicer Termination Notice pursuant to Section 9.01, the Trustee shall without further action be the successor in all respects to the terminated Servicer in its capacity as Servicer under this Master Agreement and each Series Related Document and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that (a) the Trustee shall not assume any obligations of the Contributor pursuant to the Contribution Agreement, (b) the Trustee shall be permitted in its sole discretion, but shall have no obligation, to make any Servicer Advances and (c) the Trustee shall not be liable for any acts or omissions of the terminated Servicer or for any breach by either the terminated Servicer or the Contributor of any of their respective representations and warranties contained herein, in the Contribution Agreement, in any other Series Related Document or in any related document or agreement. As compensation for acting as Servicer hereunder, the Trustee shall be entitled to the payment of the Servicer Fee and other compensation (whether payable out of the Master Facility Account or otherwise) as the terminated Servicer would have been entitled to hereunder if no such Servicer Termination Notice had been given.

                 Notwithstanding the foregoing, the Trustee may or, upon the direction of the Majority Control Parties, shall appoint any servicing entity acceptable to or designated by the Majority Control Parties to act as the successor to the Servicer hereunder and to assume (prospectively) all responsibilities, duties or liabilities of the Servicer hereunder, provided that any such servicing entity has a net worth of, or is a member of a consolidated group of entities which has a net worth of, not less than $20,000,000 and whose regular business includes the servicing of receivables of a similar nature to the Contracts. In connection with such appointment and assumption, the Trustee may make such arrangements for the payment of a Servicer Fee to such successor Servicer in such an amount as the Trustee and such successor Servicer shall agree; provided, however, that except as set forth in the immediately succeeding paragraph no such agreed upon Servicer Fee shall be in excess of the Servicer Fee then being received by the Servicer; and provided, further, that in no event shall the Trustee be liable to any successor Servicer for the Servicer Fee or any additional amounts payable to such successor Servicer, either pursuant to this Master Agreement, any Series Related Document or otherwise. The Trustee and such successor Servicer shall take such action, consistent with this Master Agreement, as shall be necessary to effectuate any such succession.

                 Notwithstanding the foregoing, if the Trustee is not legally permitted to act as Servicer under any applicable law and the Trustee is unable to engage a successor Servicer willing to act as Servicer for a fee equal to or less than the Servicer Fee then being received by the Servicer then the Trustee may solicit bids from not less than three entities currently engaged in businesses similar to that of Advanta Business Services Corp. (at the time of the origination of the Contracts) or providing servicing services similar to that of the Servicer to businesses currently engaged in businesses similar to that of Advanta Business Services Corp. (at the time of the origination of the Contracts) which, in either case, are qualified to act as successor Servicer pursuant to this Section 9.02 and appoint the qualified entity submitting the proposal to act as successor Servicer for the lowest fee, even if such fee exceeds the Servicer Fee as calculated by reference to the Original Servicer Fee Rate (such higher fee being an "Increased Servicer Fee" and the difference between such Increased Servicer Fee and the Servicer Fee as would have been due in respect of any period if such fee were to be calculated by reference to the

Original Servicer Fee being the "Increased Servicer Fee Differential"). Any Increased Servicer Fee Differential shall be payable in the manner and with the priority set forth in each of the Series Supplements solely out of funds available for such purpose; provided, that any such Increased Servicer Fee Differential not paid when due as a result of there not being sufficient available funds therefor on any Settlement Date shall be payable on any future Settlement Date to the extent amounts are then available for the payment thereof.

                 Section 9.03. Notification to Noteholders. The Servicer shall promptly notify the Trustee and the Obligors' Agent of any Event of Servicer Termination upon the receipt of actual knowledge thereof by a Servicing Officer, and the Trustee shall promptly thereupon give written notice thereof to each of the Control Parties and each of the Series Support Providers. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to each the Noteholders, each of the Series Support Providers and the Contributor.

                 Section 9.04. Waiver of Past Events of Servicer Termination. The Majority Control Parties, on behalf of all Noteholders may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Any such waiver must be in writing and be signed by the Majority Control Parties or the Trustee acting on behalf (and at the direction) of the Majority Control Parties. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicer Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent similar or dissimilar default or impair any right consequent thereon except to the extent expressly waived in accordance with this Section 9.04.

                 Section 9.05. Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the terminated Servicer shall hold in trust for the Trustee and immediately remit any Scheduled Payments, Residual Receipts, Overdue Payments, Security Deposit, Insurance Proceeds, Total Payoff amounts, Advance Payments, Prepayment Amounts, and proceeds of any Related Security that it may receive pursuant to any Contract, any Broker Agreement, Insurance Policy or otherwise to the successor Servicer for the benefit of the Trustee; provided, that amounts representing Security Deposits shall be remitted as required by paragraph (b) below.

                 (b) After the delivery of a Servicer Termination Notice, the terminated Servicer shall have no further obligations with respect to the management, administration or servicing of any Series Trust Estate or the enforcement, custody or collection of the Contracts, and the successor Servicer shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the successor Servicer for the benefit of the Trustee (i) promptly upon receipt and in the same form in which received, any amounts held or received by the former Servicer (properly endorsed where required for the successor Servicer to collect them) as payments upon or otherwise in connection with Contracts or any Series Trust Estate and (ii) when and as required by Section 6.14 hereof, amounts representing Security Deposits. The terminated Servicer's indemnification obligations pursuant to
Section 8.01 hereof will survive its termination as the Servicer hereunder but will not extend to any acts or omissions of any successor Servicer.

                 (c) Notwithstanding Section 9.05(b) hereof, it is hereby agreed by the parties hereto that in the event that Advanta Business Services Corp. or any of its Affiliates no longer continues to perform as Servicer hereunder, the Obligors, upon the request of the Trustee, shall instruct the Contributor pursuant to the Contribution Agreement to exercise any rights under any Contract or guaranty thereof, Insurance Policy for the benefit of the Trustee and the related Series Secured Parties.

                 (d) An Event of Servicer Termination shall not affect the rights and duties of the parties hereunder other than those relating to the management, administration, servicing, custody or collection of the Contracts or the payment of certain expenses by the successor Servicer, in each case, as expressly set forth herein.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

                 Section 10.01. Events of Default. The "Event of Default," with respect to a Series, shall be set forth in the related Series Supplement.

                 Section 10.02. Collection of Indebtedness and Suits for Enforcement by Trustee; Authority of Controlling Party. (a) Subject to the provisions of the related Supplement, if the Notes of any Series are accelerated following the occurrence of an Event of Default with respect to such Series, there shall be due and payable (but only from the funds available from the related Series Trust Estate), the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the interest rate applicable to the Notes of such Series and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

                 (b) If an Event of Default occurs and is continuing with respect to a Series, the Trustee shall at the discretion of the related Controlling Party, proceed to protect and enforce its rights and the rights of the Noteholders of such Series by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Master Agreement or the related Series Supplement or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Master Agreement, the related Series Supplement, or by law.

                 (c) In case there shall be pending, relative to any Obligor or any other obligor upon the Notes or any Person having or claiming an ownership interest in the related Series Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of any related Series Obligor or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to such Obligor or other obligor upon the Notes of such Series, or to the creditors or property of such Obligor or such other obligor, the Trustee, irrespective of whether the principal of any Notes of such Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                 (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of such Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee against the related Series Trust Estate (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders of such Series allowed in such Proceedings;

                      (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or person performing similar functions in any such Proceedings;

                    (iii) to collect and receive any moneys or other property payable or deliverable on such claims and received with respect to the related Series Trust Estate and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Trustee on their behalf; and

                      (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes of such Series, in each case against the related Series Trust Estate, allowed in any judicial proceedings relative to the Obligors, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the

Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

                 (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                 (e) All rights of action and of asserting claims under this Master Agreement, the related Series Supplement, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the related Notes.

                 (f) In any Proceedings brought by the Trustee (including any Proceedings involving the interpretation of any provision of this Master Agreement or the related Series Supplement), the Trustee shall be held to represent all the Holders of the related Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                 Section 10.03. Limitation on Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Master Agreement or the related Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of the related Series;

                 (2) the Holders of not less than 50% of the Outstanding Amount of the Notes of the related Series shall have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;





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
                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes of the related Series; and

                 (6) if any Series Support secures such Series, a Support Default shall have occurred and be continuing.

                 It is understood and intended that no one or more of the Holders shall have any right in any manner whatever hereunder or under the Notes to (i) affect, disturb or prejudice the rights of the Holders of any other Notes, (ii) obtain or seek to obtain priority or preference over any other such Holder or (iii) enforce any right under this Master Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders.

                 Section 10.04. Unconditional Right of Holders to Receive Principal and Interest. Subject to the provisions of Section 3.06 hereof, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note, in this Master Agreement or the related Series Supplement and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, however, that (x) if such Series is secured by any Series Support, then, so long as no Support Default shall have occurred and be continuing, no such suit shall be instituted and (y) in no event shall such right entitle any Holder to a payment from a source of funds other than the related Series Trust Estate.

                 Section 10.05. Restoration of Rights and Remedies. If any of the Trustee, the related Series Support Provider or any Holder has instituted any Proceeding to enforce any right or remedy under this Master Agreement (or the related Supplement) and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the related Series Support Provider or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Obligors, the Trustee, the related Series Support Provider and the related Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the related Series Support Provider and the related Holders shall continue as though no such Proceeding had been instituted.





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                 Section 10.06.  Rights and Remedies Cumulative.  Except as
otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen securities in the last paragraph of section 5.05, no right or remedy herein conferred upon or reserved to any of the Trustee, the related Controlling Party or to the related Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 Section 10.07. Delay or Omission Not Waiver. No delay or omission of any of the Trustee, the related Controlling Party or any Holder of any related Note to exercise any right or remedy accruing upon any related Default or related Event of Default shall impair any such right or remedy or constitute a waiver of any such related Default or related Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the related Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the related Holders, as the case may be.

                 Section 10.08. Control by Holders. If the Trustee is the Controlling Party with respect to a Series, the Holders of a majority of the Outstanding Amount of the Notes with respect to such Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, that

                 (1) such direction shall not be in conflict with any rule of law, with this Master Agreement or with the related Series Supplement, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 Section 10.09. Waiver of Past Defaults. The Series Controlling Party with respect to a Series may, on behalf of the Holders of all the Notes of the related Series waive any past Default relating to such Series or Event of Default relating to such Series hereunder and its consequences, except a Default relating to such Series:

                 (1) in the payment of the principal of or interest, if any, on any Note of the related Series, or

                 (2) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Outstanding Note of the related Series affected.





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
                 The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default of the related Series. If a record date is fixed, the Holders of the related Series on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such Default or Event of Default, whether or not such Holders remain Holders after such record date; and unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                 Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Master Agreement and each applicable Series Supplements; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 Section 10.10. Undertaking for Costs. All parties to this Master Agreement and the related Series Supplement agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Master Agreement or the related Series Supplement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Obligors, to any suit instituted by the Trustee or any Series Support Provider, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Amount of the Notes of the related Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the respective due dates expressed in such Note and the related Series Supplement.

                 Section 10.11. Action on Notes. The Trustee's right to seek and recover judgment on the Notes or under this Master Agreement or any Series Supplement shall not be affected by the seeking, obtaining or application for any other relief under or with respect to this Master Agreement or such Series Supplement. Neither the lien hereof, the related Series Supplement nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Obligors or by the levy of any execution under such judgment upon any portion of the related Series Trust Estate or upon any of the assets of the Obligors.





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                                   ARTICLE XI

                                  THE TRUSTEE

                 Section 11.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to a Series:

                 (1) the Trustee undertakes to perform with respect to such Series such duties and only such duties as are specifically set forth in this Master Agreement and/or the related Series Supplement, and no implied covenants or obligations shall be read into this Master Agreement or the related Series Supplement against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Master Agreement and/or the related Series Supplement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Master Agreement and/or the related Series Supplement.

                 (b) If an Event of Default with respect to a Series has occurred and is continuing, the Trustee shall exercise such of the rights and powers with respect to such Series vested in it by this Master Agreement and/or the related Series Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (c) No provision of this Master Agreement or any Series Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct; provided, that

                 (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the related Series Support Provider or, if the related Series Support Provider is not a Controlling Party or if there is no Series Support Provider for such Series, the Holders of a majority of the Outstanding Amount of the Notes of the related





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         Series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Master Agreement, the related Series Supplement or the related Series Support with respect to the Notes of the related Series; and

                 (4) no provision of this Master Agreement or the related Series Supplement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not herein or therein expressly so provided, every provision of this Master Agreement and the related Series Supplement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of paragraphs (a),
(b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Master Agreement or the related Series Supplement.

                 (g) The Trustee shall, upon one Business Day's prior notice received by the Trustee, permit any representative of the related Series Controlling Party or any representative of the related Series Support Provider, if any, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes of the related Series, to make copies and extracts therefrom and to discuss the Trustee's affairs and actions, as such affairs and actions relate to the Trustee's duties with respect to such Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to such Notes.

                 (h) In no event shall the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer, with respect to any Series except during such time, if any, as the Trustee, in its capacity as Successor Servicer for such Series shall be the successor to, and be vested with the rights, powers, duties and privileges of the Servicer in accordance with the provisions of Section 9.02 hereof.

                 (i) The Trustee shall maintain or cause to be maintained, in the Borough of Manhattan in the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange (except that Bearer Notes may not be surrendered for exchange at any such office or agency in the United States) and where





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


notices and demands to or upon the Obligors in respect of the Notes, this Master Agreement and the related Series Supplement may be served.

                 Section 11.02. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to a Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder of the related Series notice of such Default or Event of Default promptly after it occurs and shall notify the Obligors, the Obligors' Agent, the Contributor, the Servicer and the related Series Support Provider, if any, of any such Default or Event of Default promptly after it occurs. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice (but not to the related Series Support Provider, if any, or the Obligors if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Noteholders of the related Series.

                 Section 11.03. Certain Rights of Trustee. Subject to the provisions of Section 11.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Obligors mentioned herein shall be sufficiently evidenced by an Obligors' Order;

                 (c) whenever in the administration of this Master Agreement and/or any Series Supplement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

                 (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Master Agreement and/or any Series Supplement at the request or direction of any of the related Series Support Provider, if any, or the Holders of the related Series pursuant to this Master Agreement, unless such Series Support Provider or such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;





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
                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the related Obligors, personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 Section 11.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein, in any Series Supplement and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Obligors, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Master Agreement, any Series Supplement or of the Notes, or any Series Trust Estate. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Obligors of Notes or the proceeds thereof.

                 Section 11.05. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Obligors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 11.07 and 11.12, may otherwise deal with the Obligors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

                 Section 11.06. Compensation and Indemnity. (a) As payable in each Series Supplement, the Trustee will be paid, and the Trustee shall be entitled to, certain annual fees with respect to its administration of the related Notes and the related Series Trust Estate, which shall not be limited by any law on compensation of a Trustee of an express trust, and certain reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services as more further set forth in the related Series Supplement. The Obligors' Agent also agrees to cause to be provided to the Trustee indemnity against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.

                 (b) When the Trustee incurs expenses after the occurrence of an Insolvency Event with respect to any Obligor, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding





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

anything else set forth in this Master Agreement, any Series Supplement or any Series Related Documents, the Trustee agrees that the obligations of the Obligors to the Trustee hereunder and under the related Series Related Documents shall be recourse to the related Series Trust Estate only. In addition, the Trustee agrees that its recourse to the Obligors and the related Series Trust Estate shall be limited to the right to receive the distributions as provided for in the payment priority provisions of the related Series Supplement.

                 Section 11.07. Disqualification; Conflicting Interests. If this Master Agreement is qualified under the Trust Indenture Act and if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Master Agreement.

                 Section 11.08.  Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder, which (a) shall be a commercial bank or trust company organized and doing business under the laws of the United States of America or any State thereof, (b) shall have a combined capital and surplus of at least $50,000,000, (c) a long-term deposit rating of at least A3 from Moody's or otherwise be acceptable to Moody's and a long-term deposit rating of at least A- from S&P or otherwise be acceptable to S&P and
(d) shall be authorized to exercise corporate trust powers and be subject to supervision or examination by Federal or State authority. If such commercial bank or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such commercial bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 Section 11.09.  Resignation and Removal; Appointment of
Successor.   (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.08.

                 (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Obligors' Agent. If the instrument of acceptance by a successor Trustee required by Section 11.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

                 (c) The Trustee may be removed at any time with respect to the Notes by Act of the Majority Control Parties, delivered to the Trustee and to the Obligors' Agent.





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
                 (d)      If at any time:

                          (1)     The Trustee shall fail to comply with Section
                                  11.07 after written request therefor by the Obligors or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                          (2)     the Trustee shall cease to be eligible under
                                  Section 11.08 and shall fail to resign after written request therefor by the Obligors or by any such Holder, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Obligors' Agent (with the consent of each Series Support Provider as to which a Support Default has not occurred and is continuing) may remove the Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Obligors' Agent (with the consent of each Series Support Provider as to which a Support Default has not occurred and is continuing) shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 11.10.

                 (f) The Obligors' Agent shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes by mailing written notice of such event by first-class mail, postage prepaid, to all holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

                 Section 11.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Obligors' Agent, each Series Support Provider, if any and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Obligors' Agent, the related Series Support Provider, if any, or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 (b) Upon request of any such successor Trustee, the Obligors' Agent and each Obligor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

                 Section 11.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or other entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Trustee shall provide the Obligors' Agent and each Series Support Provider prompt notice of any such transaction after the completion thereof. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                 Section 11.12. Preferential Collection of Claims Against Obligors. If this Master Agreement is ever qualified under the Trust Indenture Act, then the provisions of Section 311 of the Trust Indenture Act shall govern.

                 Section 11.13. Appointment of Authenticating Agent. As of the date of the Master Agreement and at any time when any of the Notes remain Outstanding the Trustee may appoint an Authenticating Agent or agents with respect to one or more Series, Classes or Tranches of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such Series, Class or Tranche issued upon exchange, registration of transfer or partial prepayment thereof, or pursuant to Section 5.05, and Notes so authenticated shall be entitled to the benefits of this Master Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Master Agreement or any Series Supplement to the authentication and delivery of Notes by the Trustee upon exchange, registration of transfer or partial prepayment thereof or the Trustee's certificate of authentication in connection therewith, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Obligors' Agent, shall be authorized under law and shall meet the eligibility criteria established for the Trustee, as set forth in Section 11.08 hereof. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Obligors' Agent. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Obligors' Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Obligors' Agent and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of the related Notes, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. No resignation or termination of an Authenticating Agent shall become effective until a successor Authenticating Agent shall be appointed and qualified hereunder or the Trustee assumes the duties of Authenticating Agent hereunder.

                 The Obligors' Agent agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                 In the event an Authenticating Agent is appointed under this Master Agreement, the Trustee shall incur no liability for such appointment or for any misconduct or negligence of such Authenticating Agent, including without limitation, its authentication of the Notes upon original issuance or pursuant to Sections 5.03, 5.04 or 5.05. In the event the Trustee does incur liability for any such misconduct or negligence of the Authenticating Agent, the Obligors' Agent agrees to indemnify the Trustee for, and hold it harmless against, any such liability, including the costs and expenses of defending itself against any liability in connection with such misconduct or negligence of the Authenticating Agent.

                 If an appointment with respect to one or more Series, Classes or Tranches is made pursuant to this Section, the Notes of such Series, Classes or Tranches may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                 This is one of the Notes referred to in the within-mentioned Master Agreement and the within-mentioned Supplement thereto.

                                      The Chase Manhattan Bank,
                                      As Trustee


                                      By:________________________________
                                         As Authenticating Agent


                                      By:________________________________
                                         Authorized Officer

                 Section 11.14. Paying Agent. (a) The payment responsibilities for the Notes shall be performed by a Paying Agent, appointed by the Obligors' Agent which shall be authorized to exercise corporate trust powers and shall meet the eligibility criteria established for the Trustee, as set forth in Section 11.08 hereof. The Trustee is hereby initially appointed Paying Agent for the purpose of making payments on the Notes as herein provided.

                 (b) Each Paying Agent shall be acceptable to the Obligors' Agent, shall be authorized under law and shall meet the eligibility criteria established for the Trustee, as set forth in Section 11.08 hereof. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Paying Agent shall cease to be eligible in accordance with the provisions of this Section, such Paying Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which a Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Paying Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of a Paying Agent, shall continue to be a Paying Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Paying Agent.

                 A Paying Agent may resign at any time by giving written notice thereof to the Trustee and to the Obligors' Agent. The Trustee may at any time terminate the agency of a Paying Agent by giving written notice thereof to such Paying Agent and to the Obligors' Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Paying Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Paying Agent which shall be acceptable to the Obligors' Agent and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of the related Notes, as their names and addresses appear in the Note Register. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as a Paying Agent. No successor Paying Agent shall be appointed unless eligible under the provisions of this Section. No resignation or termination of a Paying Agent shall become effective until a successor Paying Agent shall be appointed and qualified hereunder or the Trustee assumes the duties of Paying Agent hereunder.

                 The Obligors' Agent agrees to pay to each Paying Agent from time to time reasonable compensation for its services under this Section.

                 In the event a Paying Agent is appointed under this Master Agreement, the Trustee shall incur no liability for such appointment or for any misconduct or negligence of such Paying Agent. In the event the Trustee does incur liability for any such misconduct or negligence of the Paying Agent, the Obligors' Agent agrees to indemnify the Trustee for, and hold it harmless against, any such liability, including the costs and expenses of defending itself against any liability in connection with such misconduct or negligence of the Paying Agent.

                 Section 11.15.  Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Master Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Trustee, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the related Series Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the related Noteholders, such title to the related Series Trust Estate, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 11.08 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.09 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, and

                 (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Each instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Master Agreement and the related Series Supplement(s), specifically including every provision of this Master Agreement and the related Series Supplement(s) relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                 (d) If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new successor trustee.


                                  ARTICLE XII

           HOLDERS' LISTS AND REPORTS BY TRUSTEE AND OBLIGORS' AGENT

                 Section 12.01. Obligors' Agent to Furnish Trustee Names and Addresses of Holders. The Obligors' Agent will furnish or cause to be furnished to the Trustee with respect to each Series of Notes (a) not more than five days after the earlier of (i) each Record Date with respect to such Series and (ii) three months after the last Record Date with respect to such Series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of such Series as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Obligors of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished. The Trustee or, if the Trustee is not the Note Registrar, the Obligors' Agent shall furnish or cause to be furnished to the related Series Support Provider, if any, in writing on an annual basis and at such other times as such Series Support Provider may request a copy of such list with respect to the related Series.

                 Section 12.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 12.01 upon receipt of a new list so furnished.

                 (b) If three or more Holders of Notes of any particular Series (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series with respect to their rights under this Master Agreement, the related Series Supplement or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                 (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 12.02(a), or

                 (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 12.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                 (iii) Every Holder of Notes, by receiving and holding the same, agrees with the Obligors and the Trustee that neither the Obligors nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 12.01 or 12.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 12.01 or 12.02(b).

                 Section 12.03. Reports by Trustee. If this Master Agreement is ever qualified under the Trust Indenture Act, then the Trustee shall comply with the provisions of Section 313 of the Trust Indenture Act.

                 Section 12.04. Reports by Obligors' Agent. If this Master Agreement is qualified under the Trust Indenture Act, the Obligors' Agent on behalf of the Obligors shall:

                 (1) file or cause to be filed with the Trustee, within 15 days after the Obligors are required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Obligors may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Obligors are not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (2) file or cause to be filed with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Obligors with the conditions and covenants of this Master Agreement as may be required from time to time by such rules and regulations;

                 (3) transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Note Register and each Series Support Provider within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Obligors pursuant to paragraphs
         (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                 (4) furnish any other periodic reports as required by the Trust Indenture Act.

                                  ARTICLE XIII

                          MASTER AGREEMENT SUPPLEMENTS

                 Section 13.01.  Supplements Affecting All Series, or the
Master Agreement Generally.  (a)     Without the consent of any Holders, the
Obligors, the Trustee when authorized by an Obligors Order, the Servicer and each Series Support Provider, at any time and from time to time, may enter into one or more Master Agreement Supplements, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to authorize the issuance of one or more series of Notes;

                 (2) to evidence the succession, in compliance with the applicable provisions hereof, of another corporation to any Obligors or to the Obligors' Agent and the assumption by any such successor of the covenants of the Obligors or the Obligors' Agent herein, in any Series Supplement and in the Notes; or

                 (3) to add to the covenants of the Obligors or the Obligors' Agent for the benefit the Holders of the Notes or to surrender any right or power herein conferred upon the Obligors or the Obligors' Agent; or

                 (4) to add to or change any of the provisions of this Master Agreement to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form, or to facilitate the issuance of Notes in global form through the facilities of a Depository; or

                 (5) to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally; or

                 (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Master Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 11.15; or

                 (7) to modify, eliminate or add to the provisions of this Master Agreement to such extent as shall be necessary to qualify, requalify or continue the qualification of this Master Agreement (including any supplemental indenture) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Master Agreement such other provisions as may be expressly permitted by the Trust Master Agreement Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereinafter enacted; or

                 (8) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Master Agreement, as long as such action shall not adversely affect the interests of the Holders of Notes of any Series affected thereby in any material respect.

                 (b) The Obligors' Agent on behalf of the Obligors, the Servicer and the Trustee, when authorized by an Obligors Order, may, also without the consent of any of the Holders of the Notes and with prior written notice to each Series Support Provider, enter into an Master Agreement Supplement or Supplements for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Master Agreement or of modifying in any manner the rights of the Holders of the Notes under this Master Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                 (c) The Obligors' Agent on behalf of the Obligors, the Servicer and the Trustee, when authorized by an Obligors Order, also may, with prior notice to each Series Support Provider, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes of each affected Series, by Act of said Holders delivered to the Obligors' Agent and the Trustee, enter into a Master Agreement Supplement or Supplements hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Master Agreement or of modifying in any manner the rights of the Holders of Notes under this Master Agreement; provided, that, subject to the express rights of the related Series Support Provider under the related Series Related Documents, no such Master Agreement Supplement shall, without the consent of the Holder of each Outstanding Note of each affected Series affected thereby,

                 (1) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the rate of, or method of computation of the rate of, interest thereon or any prepayment or redemption price with respect thereto, change the provision of this Master Agreement relating to the application or collections on, or the proceeds of the sale of, the related Series Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the respective due dates thereof, or

                 (2) reduce the percentage of the Outstanding Amount of the Notes, the consent of whose Holders is required for any such Master Agreement Supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Master Agreement or certain defaults hereunder and their consequences) provided for in this Master Agreement, or

                 (3) permit the creation of any lien prior to the lien created by the related Supplement with respect to any part of the related Series Trust Estate, or terminate the lien created by the related Supplement on any Pledged Property subject hereto or deprive any related Holder of the security afforded by the lien of the related Series Supplement, except to the extent expressly permitted by this Master Agreement, the related Series Supplement or any other related Series Related Document, or

                 (4) modify any of the provisions of this Section except to increase any such percentage or to provide that certain other provisions of this Master Agreement, the related Supplement or the related Series Related Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

                 (5) modify or alter the provisions of the second proviso to the definition of the term "Outstanding."

                 The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any Master Agreement Supplement described in this Section 13.01. If a record date is fixed, the applicable Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such Master Agreement Supplement, whether or not such Holders remain Holders after such record date; provided, that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed Master Agreement Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

                 The Obligors' Agent shall in its discretion (which may be based on an Opinion of Counsel) determine whether or not any Notes would be affected by any Master Agreement Supplement and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.





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
                 Promptly after the execution by the parties hereto of any Supplemental Master Agreement pursuant to this Section, the Trustee shall mail to the Holders of the Notes of the affected Series a notice setting forth in general terms the substance of such Supplemental Master Agreement. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Master Agreement.

                 Section 13.02.  Supplements Authorizing a Series of Notes.
(a) Each Series of Notes issued hereunder shall be issued pursuant to a Series Supplement, which shall set forth the terms and provisions of such Series.

                 (b) Amendments to Supplements shall be governed by the provisions of Section 13.01, which for such purpose shall be deemed to refer only to the related Supplement. The Trustee may conclusively rely on an Opinion of Counsel as to which Series Supplements relate to which Series, or to this Master Agreement (and thus all Series) as a whole.

                 Section 13.03.  Execution of Master Agreement Supplements.

                 In executing, or accepting the additional trusts created by, any Master Agreement Supplement permitted by this Article or the modifications thereby of the trusts created by this Master Agreement, the Trustee may receive, and (subject to Section 11.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Master Agreement Supplement is authorized or permitted by this Master Agreement. The Trustee may, but shall not be obligated to, enter into any such Supplemental Master Agreement which affects the Trustee's own rights, duties or immunities under this Master Agreement or otherwise.

                 Section 13.04. Effect of Master Agreement Supplements. Upon the execution of any Master Agreement Supplement under this Article, this Master Agreement shall be modified in accordance therewith, and such Master Agreement Supplement shall form a part of this Master Agreement for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 13.05. Reference in Notes to Master Agreement Supplements. Notes authenticated and delivered after the execution of any Master Agreement Supplement pursuant to this Article may, and shall if required by the Obligors, bear a notation as to any matter provided for in such Master Agreement Supplement. If the Obligor's Agent shall so determine, new Notes so modified as to conform, in the opinion of the Obligor's Agent, to any such Master Agreement Supplement may be prepared and executed by the Obligor's Agent and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                  ARTICLE XIV

                                   COVENANTS

                 The Obligors hereby covenants and agrees that so long as this Master Agreement is in effect and any Notes remain Outstanding:

                 Section 14.01. Payment of Principal and Interest. The related Series Obligors will duly and punctually pay or cause to be paid, on a nonrecourse basis and solely from the funds available from the related Series Trust Estate, the principal of and interest on the Notes of the related Series in accordance with the terms of such Notes, this Master Agreement and the related Series Supplement. Amounts on deposit in the related Series Account (other than amounts representing payments under any related Series Support) in respect of principal and interest on a Settlement Date shall constitute full satisfaction of the related Series Obligors' obligation with respect to the payment of such principal and interest on the related Notes. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the related Obligors to such Noteholder for all purposes of this Master Agreement.

                 Section 14.02. Maintenance of Non-U.S. Office or Agency. The Obligors will maintain or cause to be maintained (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, and (b) in London, in the case of Bearer Notes and Holders thereof, if any for so long as any Bearer Notes are outstanding, an office or agency where Notes may be surrendered for registration of transfer or exchange (except that Bearer Notes may not be surrendered for exchange at any such office or agency in the United States) and where notices and demands to or upon the Obligors in respect of the Notes, this Master Agreement and the related Series Supplement may be served. The Obligors will give or cause to be given prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Obligors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Obligors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 Section 14.03. Consolidation, Merger, Sale of Assets. (a) No Obligor shall consolidate or merge with or into any other Person, unless

                      (i) the Person (if other than such Obligor) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by a Master Agreement Supplement, executed and delivered to the Trustee, the Obligors' Agent and the Servicer the due and punctual payment of the principal of and interest on all Notes previously issued and having such Obligor as a

         "Series Obligor" with respect thereto and the performance or observance of every agreement and covenant of this Master Agreement and the related Series Supplement and each other related Series Related Document on the part of such Obligor to be performed or observed, all as provided herein;

                      (ii) immediately after giving effect to such transaction, no Default with respect to any Series or Event of Default with respect to any Series previously issued and having such Obligor as a "Series Obligor" with respect thereto shall have occurred and be continuing;

                    (iii) each Series Support Provider relating to such Series previously issued and having such Obligor as a "Series Obligor" with respect thereto, if any, shall have consented in writing to such transaction; and

                      (iv) any action as is necessary to maintain the lien and security interest created in favor of the Trustee by the related Series Supplement shall have been taken.

                 (b) No Obligor shall convey or transfer all or substantially all of its properties or assets or any Series Trust Estate to any Person (except as expressly permitted by this Master Agreement, the related Series Supplement or the related Series Related Documents), unless

                      (i) the Person that acquires by conveyance or transfer such Series Trust Estate shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee the due and punctual payment of the principal of and interest on all Notes previously issued and having such Obligor as a "Series Obligor" with respect thereto and the performance or observance of every agreement and covenant of this Master Agreement, the related Series Supplement or the related Series Related Documents on the part of such Obligor to be performed or observed, all as provided herein or therein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the related Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless such Obligor against and from any loss, liability or expense arising under or related to this Master Agreement, the related Series Supplement and the Notes previously issued and having such Obligor as a "Series Obligor" with respect thereto and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the related Notes;

                      (ii) immediately after giving effect to such transaction, no Default with respect to the affected Series or Event of Default with respect to any Series previously issued and having such Obligor as a "Series Obligor" with respect thereto shall have occurred and be continuing;

                    (iii) each Series Support Provider relating to such Series previously issued and having such Obligor as a "Series Obligor" with respect thereto, if any, shall have consented in writing to such transaction;

                      (iv) any action as is necessary to maintain the lien and security interest created in favor of the related Trustee(s) by the related Series Supplement(s) shall have been taken; and

                 Section 14.04. Negative Covenants. Until the Termination Date, no Obligor shall:

                      (i) except as expressly permitted by this Master Agreement, each related Series Supplement and each related Series Related Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets constituting any Series Trust Estate, unless directed to do so by the related Controlling Party;

                      (ii) claim any credit on, or make any deduction from the principal or interest in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of any Series Trust Estate; or

                    (iii)         (A)      except as permitted by this Master
         Agreement, any related Series Supplement or any related Series Related Documents, permit the validity or effectiveness of the related Series Supplement to be impaired, or permit the lien in favor of the Trustee created by the related Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to any Notes under this Master Agreement or any Series Supplement except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Trustee created by the related Series Supplement) to be created on or extend to or otherwise arise upon or burden any Series Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens, storage liens and other liens that arise by operation of law, in each case on any Pledged Property and arising solely as a result of an action or omission of the related underlying obligors), (C) permit the lien in favor of the Trustee created by the related Series Supplement not to constitute a valid first priority (other than with respect to any such tax, mechanics', storage or other lien) security interest





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         in the related Series Trust Estate (provided that no notation or filing of the transfer of the Liens on the title documents of any Pledged Property is required as of the date of this Master Agreement), or (D) amend, modify or fail to comply with the provisions of the related Series Related Documents without the prior written consent of the related Controlling Party.

                 Section 14.05. Performance of Obligations; Servicing of each Series Trust Estate. (a) No Obligor will take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in any Series Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Master Agreement, the related Series Supplement or related Series Related Document or such other instrument or agreement.

                 (b) Any Obligor may contract with other Persons (including the Obligors' Agent) to assist it in performing its duties under this Master Agreement, and any performance of such duties by a Person identified to the Trustee and each related Series Support Provider in an Officer's Certificate of such Obligor shall be deemed to be action taken by such Obligor.

                 (c) Each Obligor will punctually perform and observe or cause to be performed and observed all of its obligations and agreements contained in this Master Agreement, each related Series Supplement and each related Series Related Document and in the instruments and agreements included in each Series Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Master Agreement, each related Series Supplement and each related Series Related Document in accordance with and within the time periods provided for herein and therein.

                 (d) If any Obligor or the Obligors' Agent shall have knowledge of the occurrence of a "Servicer Termination Event" under any Series Related Document, the Obligors shall promptly notify the Trustee and the related Series Support Provider, if any, and shall specify in such notice the action, if any, such Obligor and the Obligors' Agent is taking with respect of such default. If such Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations hereunder with respect to the related Series Trust Estate, the Obligors and the Obligors' Agent shall take all reasonable steps available to it to remedy such failure.

                 (e) Upon any termination of any Servicer's rights and powers pursuant to any Series Related Document, the Obligors' Agent shall promptly notify the Trustee. As soon as a successor Servicer is appointed, the Obligors' Agent shall notify the Trustee of such appointment, specifying in such notice the name and address of such successor Servicer.





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                 Section 14.06.  Money for Note Payments to Be Held in Trust.
All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the related Series Account shall be made on behalf of the related Series Obligors by the Trustee or by another Paying Agent, and no amounts so withdrawn from any Series Account for payments of Notes shall be paid over to any Obligor, except as provided in the related Series Supplement.

                 The related Series Obligors will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will, with respect to each related Series of Notes:

                 (1) hold all sums held by it for the payment of the principal of or interest on the related Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the related Series Obligors (or any other obligor upon the related Notes) in the making of any payment of principal or interest on such Notes;

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                 (4) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the related Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                 (5) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                 The related Series Obligors may at any time, for the purpose of obtaining the satisfaction and discharge of any Series Supplement or for any other purpose, pay, or by Obligors' Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two





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years after such principal or interest has become due and payable shall be paid to the Obligors' Agent, as specified in an Obligors' Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Obligors' Agent for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Obligors' Agent cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Obligors' Agent.

                 Section 14.07.  Corporate Existence.  Except as provided in
Section 14.03, each Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and material franchises of such Obligor; provided, however, that the Obligors with the prior written consent of any Series Support Provider shall not be required to preserve any such right or franchise if such Obligor shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor, and that the loss thereof is not disadvantageous in any material respect to the Holders of the related Notes.

                 Section 14.08. Payment of Taxes and Other Claims. Each Obligor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Obligor on any portion of any Series Trust Estate, or upon the income, profits or property of such Obligor, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of such Obligor; provided, however, that such Obligor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and such Obligor shall have set aside on its books adequate reserves with respect thereto.

                 Section 14.09. Amendment of Organizational Documents. No Obligor will amend its Organizational Documents without the prior written consent of the related Series Control Parties, and shall not amend its Organizational Documents in any manner that materially and adversely affects the Holders of the related Notes or any related Series Support Provider.

                 (b) No Obligor shall take any action which would adversely impact the corporate separateness of such Obligor with Advanta Business Services Corp., or which would adversely impact its status as a "bankruptcy remote" entity. Each Obligor shall strictly abide by the restrictive provisions of its Organizational Documents in further of the foregoing.





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                 Section 14.10.   Rule 144A Information.  With respect to the
Holder of any Unregistered Note, the Obligors shall promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such an Unregistered Note designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Unregistered Note by such Holder; provided, however, that the Obligors shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is three years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Obligors or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Obligors within the meaning of Rule 144 under the Securities Act; and provided, further, that the Obligors shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "United States Person" within the meaning of Regulation S under the Securities Act if such Note may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto).

                 Section 14.11. Further Instruments and Acts. Upon request of the Trustee or any Series Support Provider, each Obligor and the Obligors' Agent will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Master Agreement, any related Series Supplement and any related Series Related Document.

                 Section 14.12. Compliance with Laws. Each Obligor shall comply with all applicable Requirements of Law, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of such Obligor to perform its obligations under the related Notes, this Master Agreement, the related Series Supplements or the related Series Related Document.

                 Section 14.13. Income Tax Characterization. For purposes of Federal income, state and local income and franchise and any other income taxes, each Obligor will treat the related Notes as debt of such Obligor.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

                 Section 15.01. Counterparts. For the purpose of facilitating the execution of this Master Agreement and for other purposes, this Master Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.





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                 Section 15.02.  Governing Law.  This Master Agreement, each
Series Supplement and each Note shall be governed by, and construed in accordance with, the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflict of laws provisions of any State.

                 Section 15.03. Notices. All demands, notices and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property and the Servicer required to be delivered hereunder, which shall be delivered or mailed by first class mail) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of Contributor and the Servicer, at the following address: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: Treasurer, (b) in the case of the Trustee, at the following address: The Chase Manhattan Bank, 450 West 33rd Street- 15th Floor, New York, New York 10001, Attention: Corporate Trust Department, (c) in the case of the Obligors' Agent, at the following address:
Advanta Leasing Receivables Corp. III, 1325 Airmotive Way, Reno, Nevada 89502,
Attention: Treasurer, and (d) in the case of any Series Support Party, at the address specified for such notice in the applicable Series Supplement, or, in each of the foregoing cases (a)-(d), at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or the related Series Supplement, respectively. Any notice to a Noteholder which is so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice.

                 Section 15.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Master Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Master Agreement or of the Notes or the rights of the Holders thereof.

                 Section 15.05. Binding Effect. This Master Agreement shall inure to the benefit of, and shall be binding upon, (i) the Servicer, (ii) the Obligors' Agent and each Obligor, (iii) the Trustee, (iv) the Noteholders, (v) the Series Support Providers, if any, (vi) to the extent expressly provided hereunder, the Affiliates of the Trustee, the Noteholders and the Series Support Providers, if any, and (vii) the respective successors and permitted assigns of each of the foregoing, subject, in each of the foregoing cases, to the limitations contained in this Agreement.





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                 Section 15.06.  Exhibits.  The exhibits to this Master
Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Master Agreement.

                 Section 15.07. Calculations. All interest rate calculations under this Agreement will be carried out to at least seven decimal places. All payments on the Contracts shall be calculated on the Actuarial Method.

                 Section 15.08. Further Assurances. The Obligors, the Obligors' Agent and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee to effect more fully the purposes of this Master Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.

                 Section 15.09. Nonpetition Covenant. Notwithstanding any prior termination of this Master Agreement, none of the parties hereto, any Noteholder, any Series Support Provider, the Contributor, the Obligors' Agent nor any Obligor shall, prior to the date which is one year and one day after the payment in full of the Notes of all Series, acquiesce, petition or otherwise invoke or cause any Obligor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against any Obligor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for any Obligor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of any Obligor.





















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                 IN WITNESS WHEREOF, the Servicer, the Obligors' Agent and the
Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.


                                           ADVANTA BUSINESS SERVICES
                                           CORP., as Servicer



                                           By:________________________________
                                              Title:



                                           ADVANTA LEASING RECEIVABLES
                                                CORP. III, as Obligors'
                                                Agent



                                           By:________________________________
                                              Title:


                                           THE CHASE MANHATTAN BANK,
                                              as Trustee


                                           By:________________________________
                                              Title:




















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